Exhibit 4.A


                        SAVINGS AND STOCK INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES

                     (As amended effective January 1, 1997)




























                                                1-26-2000
                                                Including Amendments through
                                                12-4-99 and
                                                12-21-99

                        SAVINGS AND STOCK INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES

                     (As amended effective January 1, 1997)


                               Table of Contents
                               -----------------
ARTICLE                                                                   PAGE
-------                                                                   ----
I.              Definitions                                               I-1-6
II.             Eligibility                                               II-1
                2.1  Eligibility Date                                     II-1
                2.2  Participation                                        II-1
                     a  After-Tax and Pre-Tax Contributions               II-1
                     b. Rollover Contributions                            II-1
                2.3  Service Included in Connection with
                     Certain Transactions                                 II-1
                2.4  Certain Leaves of Absence                            II-1

III.            Contributions                                             III-1
                3.1  Types of Contributions                               III-1
                     a.  After-Tax Contributions                          III-1
                     b.  Pre-Tax Contributions                            III-2
                     c.  Company Matching Contributions                   III-3
                     d.  Rollover Contributions                           III-3
                     e.  Direct Transfer of Assets from Another
                         Qualified Plan                                   III-3
                3.2  Transfer of Assets from Savings Plan of a Subsidiary
                     by Which Participant Was Formerly Employed           III-3
                3.3  Contributions Following Qualified Military Service   III-4
                3.4  Limitations on Contributions                         III-4
                     a.  Definitions                                      III-4
                     b.  Limitation on Compensation Taken Into Account    III-5
                     c.  Annual Limit on Pre-Tax Contributions            III-5
                     d.  Limitations on Contributions Applicable to
                         Highly Compensated Employees                     III-6
                     e.  Limitations on Contributions under Section 415
                         of the Internal Revenue Code                     III-7
                         1. Limitation                                    III-7
                         2. Annual Addition                               III-7
                         3. Limitation Year                               III-8
                         4. Compensation                                  III-8
                         5. Order of Application of Limitations           III-8
                         6. Participants in Plans of Subsidiaries or
                            Affiliated Employer                           III-9
                         7. Combined Limitation                           III-9
                3.5  Return of Contributions in Excess of Limitations     III-10
                3.6  Delivery of Contribution to Trustee                  III-11
                3.7  Participant's Rights Not Transferable                III-11

IV.             Investment Elections                                      IV-1

                4.1  Participant's Election As to Investment of Funds     IV-1
                4.2  Transfer of Assets to Other Investment Elections     IV-2



                                   (i)

                                                                           PAGE
                                                                           ----
V.              Vesting and Forfeiture of Assets Attributable to Company
                Matching Contributions                                     V-1
                5.1  Vesting                                               V-1
                     a.  Pre-Tax Contributions and After-Tax Contributions V-1
                     b.  Company Matching Contributions                    V-1
                     c.  Assets Transferred from Savings Plan of a
                         Subsidiary                                        V-1
                     d.  Matching Contributions Attributable to PRIMUS
                         Automotive Financial Services, Inc.               V-2

                5.2  Forfeiture                                            V-2
                     a.  Termination of Employment                         V-2
                     b.  Withdrawal of Assets                              V-2

VI.             Loans to Participants                                     VI-1

VII.            Withdrawals, Distributions and Transfers                   VII-1
                7.1  Withdrawal by Participants of Assets Prior
                     to Termination of Employment                          VII-1
                     a.  Pre-Tax Contributions                             VII-1
                     b.  After-Tax Contributions                           VII-1
                     c.  Company Matching Contributions                    VII-1
                     d.  Systemic Withdrawals of Pre-Tax Contributions,
                         After Tax Contributions and Company Matching
                         Contributions After Attainment of Age 59-l/2      VII-2
                     e.  Pre-Tax Contributions, After-Tax Contributions
                         and Company Matching Contributions After
                         Attainment of age 70-l/2                          VII-2
                     f. Assets Attributable to a Rollover into PRIMUS Automotive Financial Services, Inc. Prime Account VII-2
                7.2  Withdrawal by Participant of Assets at or After
                     Termination of Employment                             VII-2
                     a.  General                                           VII-2
                     b.  Ordinary Withdrawals                              VII-2
                     c.  Systematic Withdrawals                            VII-2
                     d.  Withdrawals Over Life Expectancy                  VII-3
                7.3  Mandatory Distributions                               VII-3
                     a.  General                                           VII-3
                     b.  Termination of Employment                         VII-3
                     c.  Attainment of Age 70-1/2 by an Employee Who
                         Has Not Terminated Employment                     VII-4
                     d.  Dividends on Stock in the Ford Stock Fund
                         and Associates Stock Fund                         VII-5
                     e.  Death of a Participant                            VII-5
                7.4  Conditions Applicable to Withdrawals and
                     Distributions                                         VII-6
                     a.  Effective Date of Withdrawal                      VII-6
                     b.  Assets Delivered                                  VII-6
                     c.  Distribution and Delivery                         VII-6

                     d.  Form of Distribution from Ford Stock Fund and
                         Associates Stock Fund                             VII-7
                         1.  Whole Shares                                  VII-7
                         2.  Fractional Interests                          VII-7


                                      (ii)
                                                                         PAGE
                                                                         ----
                     e.  Forfeiture                                      VII-7
                     f.  Redeposits                                      VII-7
                     g.  Direct Rollovers                                VII-8
                     h.  Reduction for Loans                             VII-9
                     i.  Assets Held for Benefit of Alternate Payee      VII-9
                     j.  Amounts payable to Incompetents or Minors       VII-9
                     k.  Forfeiture Upon Inability to Locate or Identify
                         Participant or Beneficiary                      VII-9
                     l.  Termination of Employment                       VII-10

                7.5  Transfer of Assets to Savings Plan of a Subsidiary
                     by Which Participant is Employed                    VII-10

VIII.           Investment Options                                       VIII-1
                8.1  Ford Stock Fund                                     VIII-1
                     a.  Investments                                     VIII-1
                     b.  Ford Stock Fund Units                           VIII-1
                     c.  Ford Stock Fund Unit Prices                     VIII-1
                     d.  Distribution and Withdrawal From Ford Stock
                         Fund                                            VIII-2
                     e.  Registered Name                                 VIII-3
                     f.  No Commission                                   VIII-3
                8.2  Associates Stock Fund                               VIII-3
                     a.  Investments                                     VIII-3
                     b.  Associates Stock Fund Units                     VIII-3
                     c.  Associates Stock Fund Unit Prices               VIII-4
                     d.  Distribution and Withdrawal from Associates
                         Stock Fund                                      VIII-5
                     e.  Registered Name                                 VIII-5
                     f.  Cessation of Associates Stock Fund              VIII-5
                8.3  Nondisclosure Requirements                          VIII-5
                8.4  Common Stock Fund                                   VIII-5
                     a.  Investments                                     VIII-5
                     b.  Common Stock Fund Units                         VIII-6
                     c.  Common Stock Fund Unit Prices                   VIII-6
                     d.  Distribution and Withdrawal from Company
                         Stock Fund                                      VIII-7
                     e.  Voting Stock                                    VIII-7
                     f.  Registered Name                                 VIII-8
                8.5  Bond Fund                                           VIII-8
                     a.  Investments                                     VIII-8
                     b.  Bond Fund Units                                 VIII-8

                     c.  Bond Fund Unit Prices                           VIII-8
                     d.  Distribution and Withdrawal from Bond Fund      VIII-9
                     e.  Registered Name                                 VIII-9
                8.6  Interest Income Fund                                VIII-9
                     a.  Investments                                     VIII-9
                     b.  Crediting of Interest                           VIII-10
                     c.  Reduction in Fund Value                         VIII-11
                     d.  Distribution from Fund and Withdrawals from
                         Interest Income Fund                            VIII-11
                     e.  Interest Income Fund Value                      VIII-11
                     f.  Registered Name                                 VIII-11
                8.7  Income Fund                                         VIII-12
                     a.  Subaccounts                                     VIII-12
                                          (iii)
                                                                         PAGE
                                                                         ----
                     b.  Creating Accounts                               VIII-12
                     c.  Reduction in Fund Value                         VIII-12
                     d.  Distributions and Withdrawals from Income Fund  VIII-12
                     e.  Income Fund Contracts                           VIII-12
                8.8  Mutual Funds                                        VIII-12
                8.9  Investment of Dividends, Interest, Etc.             VIII-12

IX.             Trustee                                                  IX-1
                9.1  Appointment of Trustee                              IX-1
                9.2  Purchases of Securities by the Trustee              IX-1
                9.3  Voting of Company Stock and Associates Stock        IX-2

X.              Application of Forfeited Company Matching Contributions  X-1

XI.             Operation and Administration                             XI-1
                11.1 Named Fiduciary                                     XI-1
                11.2 Power of Company Officers and Designees             XI-1
                     a.  Appointment and Renewal of Trustees and
                         Investment Advisors, Plan Amendments, and
                         Suspension of Plan                              XI-1
                     b.  Trust Agreements, Investment Advisor
                         Agreements, Etc.                                XI-1
                     c.  Appointment of Administration Committee,
                         Determinations of Service in Connection
                         with Certain Corporate Transactions, and
                         Allocations of Responsibility                   XI-1
                     d.  Company Action and Title Capacities             XI-2
                11.3 Administration Committee                            XI-2
                     a.  Appointment of Administration Committee         XI-2
                     b.  Powers of Administration Committee              XI-2
                11.4 Investment Process Committee                        XI-2
                11.5 Indemnification                                     XI-3
                11.6 Payment of Expenses                                 XI-4
                11.7 Records                                             XI-4
                11.8 Participants' Statements, Notices, Etc.             XI-4

                     a.  Participants' Quarterly Statements              XI-4
                     b.  Notices, Etc.                                   XI-5
                11.9 Governing Law                                       XI-5

XII.            Termination, Suspension and Modification                 XII-1
                12.1 General                                             XII-1
                12.2 Scope of Action                                     XII-1
                12.3 Effect of Termination                               XII-1
                12.4 Retroactive Amendment                               XII-2
                12.5 Limitations of Effects of Actions                   XII-2
                12.6 Special Rule for Mergers, Consolidations and
                     Asset Transfers                                     XII-2

XIII.           Top-Heavy Rules                                          XIII-1
                13.1 Definitions                                         XIII-1
                13.2 Minimum Allocation                                  XIII-3
                13.3 Nonforfeitability                                   XIII-3
                13.4 Compensation Limitation                             XIII-3

                                        (iv)


                                                                         PAGE
                                                                         ----
                13.5  Vesting                                            XIII-3
                13.6  Combined Limitation                                XIII-4

XIV.            Designation of Beneficiaries                             XIV-1
                14.l General                                             XIV-1
                14.2 Married Participants                                XIV-1

XV.             Employee Stock Ownership Plan                            XV-1
                15.1 Description of ESOP                                 XV-1
                15.2 ESOP Trustee                                        XV-1
                15.3 Borrowing on Behalf of ESOP                         XV-1
                15.4 Suspense Account                                    XV-1
                15.5 Application of Dividends                            XV-1
                15.6 Release of Shares from Suspense Account             XV-2
                15.7 Limitation on Contributions for Highly
                     Compensated Employees                               XV-2
                15.8 Administration Committee Authority                  XV-3
                15.9 Sale of Company Stock in Suspense Account           XV-3

XVI.            Conditions on Participation of Subsidiaries of
                the Company                                              XVI-1

APPENDIX A      Additional Mutual Funds
APPENDIX B      Participating Employers

                                         (v)

                               FORD MOTOR COMPANY
                        SAVINGS AND STOCK INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES
               (As amended and restated effective January 1, 1997)


             This Plan has been established by the Company to encourage and facilitate systematic savings and investment by Eligible Employees and to provide them with an opportunity to become stockholders of the Company.

             That portion of the Plan described in Article XV is intended to be an "Employee Stock Ownership Plan," as that term is defined by the Code and, as such, is designed to invest primarily in Company Stock.

             This Plan document is an amendment and restatement of the Plan effective January 1, 1997, and incorporates certain amendments made subsequent to such date and prior to the approval hereof, as well as amendments reflected for the first time herein. Notwithstanding the effective date of this amendment and restatement, the provisions of this Plan as reflected in the amendments dated February 26, 1998, and March 4, 1998, shall be deemed effective throughout the period from February 26, 1998, through May 1, 1998, even though not set forth herein.

                                   ARTICLE I

                                  Definitions
                                  -----------


As hereinafter used:

     1.1 "Account" shall mean, as appropriate, any one of a Participant's Pre-Tax Contribution Account, After-Tax Contribution Account, Company Matching Contribution Account, or any combination of such accounts.

     1.2 "Administration Committee" shall mean the committee created by the Company pursuant to the provisions of Section 11.3 hereof.

     1.3 "Affiliated Employer" shall mean the Company, Ford Global Technologies, Inc., AAI Employee Services Company, L.L.C., and, when approved by the Committee as an Affiliated Employer, (a) any other corporation not less than a majority of the voting stock of which is owned, directly or indirectly, by the Company and (b) any other type of business organization in or of which the Company owns or controls, directly or indirectly, a majority interest. Any entity that was prior to June 1, 1997, an Affiliated Employer within the meaning of this Plan prior to the amendments effective January 1, 1997, and reflected in this document, shall continue to be an Affiliated Employer upon a change in form of business association from corporation to limited liability company.

     1.4  "After-Tax   Contributions"  shall  mean  amounts  contributed  by  an
          Employee  to the Plan  from the  Employee's  Salary,  as  provided  in
          Section 3.1(a) hereof.

     1.5  "After-Tax   Contributions   Account"  shall  mean  an  Account  of  a
          Participant   under   the  Plan  to  which  are   credited   After-Tax
          Contributions made by such Employee and Earnings thereon.

     1.6 "Associates Stock" shall mean Class A Company Stock of Associates First Capital Corporation.

     1.7 "Associates Stock Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with
          Section 8.2 hereof.

     1.8  "Associates   Stock  Fund   Units"   shall  mean  the   measure  of  a
          Participant's  interest in the  Associates  Stock Fund as described in
          Section 8.2 hereof.

     1.9 "Bond Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with Section 8.5 hereof.

     1.10 "Bond Fund Units" shall mean the measure of a Participant's interest in the Bond Fund as described in Section 8.5 hereof.

     1.11 "Cash Value of Assets" shall mean the value of the assets, expressed in dollars, in a Participant's Account under any investment election under the Plan or the total thereof, as the case may be, at the close of business on the date such cash value is to be determined.
                                      I-1
     1.12 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.13 "Common Stock Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with
          Section 8.4 hereof and related cash.

     1.14 "Common Stock Fund Units" shall mean the measure of a Participant's interest in the Common Stock Fund as described in Section 8.4 hereof.

     1.15 "Company" shall mean Ford Motor Company.

     1.16 "Company Matching Contributions" shall mean amounts contributed by the Company to the Trust Fund, as provided in Subsection 3.1(c) hereof.

     1.17 "Company Matching Contributions Account" shall mean an Account of a Participant to which is credited Company Matching Contributions in accordance with Section 3.1(c).

     1.18 "Company Stock" shall mean Company Stock of the Company.

     1.19 "Current Market Value" shall mean, with reference to Company Stock and Associates Stock, the closing market price on the New York Stock Exchange on the day in question or, if no sales were made on that date, the closing market price on the next preceding day on which sales were made.

     1.20 "Earnings," with reference to After-Tax Contributions, Company Matching Contributions or Pre-Tax Contributions, as the case may be, shall mean earnings resulting from the investment and any reinvestment of such contributions and any increment thereof and shall include interest, dividends and other distributions on such investments.

     1.21 "Eligible Employee" shall mean each Employee of a Participating Employer who has satisfied the service and other requirements of
          Article II, except that the term "Eligible Employee" shall not include any Employee who

          1. is included in a unit of Employees covered by a negotiated collective bargaining agreement which does not provide for participation in the Plan, except that, upon approval of the Company, the foregoing provisions of this clause shall not affect the eligibility of such Employee to make After-Tax Contributions or to have Pre-Tax Contributions made under the Plan if such Participating Employer shall have requested and received from such labor organization a waiver, in terms acceptable to such Participating Employer, of all rights of and claims of right by such labor organization to bargain collectively with respect to the Plan or any substantially similar plan or program or to compel such Participating Employer to do so, but only so long as such waiver shall remain in effect, or



                                       I-2



          2. is a leased employee. The term "leased employee" means any person who is not an employee who provides services to the Company if:

               (i) such services are provided pursuant to an agreement between the Company and any leasing organization;

               (ii) such person has performed services for the Company
                    on a substantially full-time basis for at least one year;
                    and

               (iii)such services are performed under the primary direction or control by the Company.

          An individual who has become an Eligible Employee shall cease to be an Eligible Employee upon ceasing to be an Employee and upon becoming an individual described in subparagraphs 1 or 2 of this
          Section 1.21.

     1.22 "Employee" shall mean each person who is employed on a salaried basis by a Participating Employer or by an Affiliated Employer and is enrolled on the active employment rolls of such Participating Employer, or of such Affiliated Employer, maintained in the United States, including without limitation any such person who also is an officer or director of a Participating Employer or of an Affiliated Employer; provided that the term "Employee," as defined above, shall not include any International Service Employee on Effective Position in Range who is on the Company's U.S. operations active employment rolls for a limited purpose, for a period limited in advance, or for a period that is not expected to continue indefinitely.

     1.23 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.24 "Flexible Benefits Plan" shall mean the Company's cafeteria plan under Section 125 of the Code for Salaried Employees.

     1.25 "Ford Stock Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with Section 8.1 hereof.

     1.26 "Ford Stock Fund Units" shall mean the measure of a Participant's interest in the Ford Stock Fund as described in Section 8.1 hereof.

     1.27 "Income Fund" shall, through June 30, 1998, mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with Section 8.7 hereof.

     1.28 Income Fund Contract" shall mean an arrangement under which (a) an Income Fund Manager receives amounts of cash from the Trustee and invests such amounts primarily in such fixed income securities as may be selected by such Income Fund Manager in its discretion with the objective of conservation of principal and the realization of a reasonable rate of return consistent therewith, and (b) such Income Fund Manager pays to the Trustee such amounts of principal and accumulated earnings and gains as are to be distributed to or transferred or withdrawn by Participants pursuant to the Plan and such other amounts as to which the Trustee may be entitled under the arrangement.
                                      I-3
     1.29 "Income Fund Manager" shall mean an insurance company or other organization which has entered into an Income Fund Contract with the Company pursuant to Section 8.7 hereof.

     1.30 "Interest Income Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with
          Section 8.6 hereof and related cash.

     1.31 "Interest Income Fund Advisor" shall mean one or more persons or companies, corporations, or other organizations appointed by the Company to provide investment advice to the Trustee concerning the Interest Income Fund. The Trustee may be designated an Interest Income Fund Advisor by the Company.

     1.32 "Investment Process Committee" shall mean the committee created by the Company pursuant to the provisions of Section 11.4 hereof.

     1.33 "Participant" shall mean and include (a) an Eligible Employee who shall have elected to participate in the Plan and, in the case of an Employee of a Participating Employer, shall have completed a payroll deduction authorization or a Salary Reduction Agreement then outstanding under the Plan, or, in the case of an Employee of an Affiliated Employer, shall have filed an election then outstanding under the Plan to make After-Tax Contributions or to have Pre-Tax Contributions made under the Plan by such method as the Administration Committee may have designated, and (b) a person who has assets in an Account under the Plan.

     1.34 "Participating Employer" shall mean and include the Company, Ford Global Technologies, Inc., AAI Employee Services Company, L.L.C., and
          (a) any domestic corporation not less than a majority of the voting stock of which is owned, directly or indirectly, by the Company and
          (b) any other type of domestic business organization in or of which the Company owns or controls, directly or indirectly, a majority interest, and, in the case of both (a) and (b), that shall have elected to participate in the Plan with the consent of the Company. Any entity that was prior to June 1, 1997, a Participating Employer within the meaning of this Plan prior to the amendments effective January 1, 1997, and reflected in this document, shall continue to be a Participating Employer upon a change in form of business organization from corporation to limited liability company.

     1.35 "Performance Bonus Plan" shall mean, effective January 1, 2000, the Company's Performance Bonus Plan for Salaried Employees.

     1.36 "Plan" shall mean this Savings and Stock Investment Plan for Salaried Employees of Ford Motor Company.

     1.37 "Plan Year" shall mean prior to the Plan Year beginning January 1, 1998, a calendar year. For the Plan Year beginning January 1, 1998, the Plan Year shall be a period from January 1, 1998, through December 30, 1998. Thereafter, the Plan Year shall be the twelve (12) month period beginning December 31 and ending the immediately following December 30.
                                      I-4

     1.38 "Pre-Tax Contributions" shall mean amounts contributed by the Company to the Plan that have been allocated on behalf of an Employee pursuant to a Salary Reduction Agreement, as provided in Subsection 3.1(b) hereof, or pursuant to an election with respect to amounts from the Performance Bonus Plan for Salaried Employees, the Ford Credit Rewarding Performance Management Incentive Plan (for Employees who are not bonus eligible), or FCA Dollars or Bonus Flex Dollars under the Flexible Benefits Plan of the Company.

     1.39 "Pre-Tax Contributions Account" shall mean an Account of a Participant under the Plan to which are credited Pre-Tax Contributions on behalf of such Employee and Earnings thereon.

     1.40 "Retirement Plan" means the General Retirement Plan of the Company at the time in effect or any other pension or retirement plan or program of a Participating Employer or of an Affiliated Employer.

     1.41 "Retirement pursuant to the provisions of any Retirement Plan" means retirement at or after normal retirement age, or early or disability retirement prior to normal retirement, or termination of employment after becoming eligible for retirement under the provisions of any Retirement Plan.

     1.42 "Salary" shall mean the actual base salary to which an employee of a Participating Employer is entitled prior to giving effect to any Salary Reduction Agreement, except that "Salary" shall not include any amount subject to a Salary Reduction Agreement to the extent such amount cannot be contributed to the Employee's Account as a Pre-Tax Contribution because of the applicable limitations set forth in
          Section 3.4 hereof. In the case of an employee of an Affiliated Employer who is eligible to make After-Tax Contributions to the Plan, as provided in Section 2.4 hereof, "Salary" shall mean the employee's last such salary at the Participating Employer from which he or she is on leave of absence. "Salary" shall not include any supplemental compensation, pension, retirement or salaried income security plan payment, retainer, commission, fee, overtime or shift premium, cost-of-living allowance, or any other special remuneration.

     1.43 "Salary Reduction Agreement" shall mean an agreement between an Employee and the Participating Employer to have the Employee's Salary reduced by an amount specified by the Employee and to have an amount equal to the Salary reduction allocated on behalf of the Employee from contributions made by the Participating Employer to the Plan, pursuant to section 401(k) of the Code and Subsection 3.l(b) hereof, provided, however, that such amount shall be reduced as may be determined as provided in Section 3.4 hereof.

     1.44 "Subsidiary" shall mean a corporation or other business organization that either is or with the appropriate approval could become an Affiliated Employer.

     1.45 "Trustee" shall mean the trustee or trustees appointed by the Company pursuant to the provisions of Section 9.1 hereof.


                                          I-5




     1.46 "Trust Agreement" shall mean the agreement or agreements establishing the Trust Fund and appointing the Trustee.

     1.47 Trust Fund" shall mean the assets of the Plan held by the Trustee for the benefit of the Participants.

          The following terms have the meanings assigned in the Sections, Subsections and Paragraphs specified:

          "Additional Mutual Funds" ... Section 4.1.

          "After-Tax Contribution Percentage" ... Section 3.4(a).

          "Annual Addition" ... Section 3.4(e)(2).

          "Average After-Tax Contribution Percentage" ... Section 3.4(a).

          "Average Pre-Tax Contribution Percentage" ... Section 3.4(a).

          "Compensation" ... Sections 3.4(a), 3.4(b), and 3.4(e)(4).

          "Highly Compensated Employee" ... Section 3.4(a).

          "Leased employee" ... Section 1.21(2).

          "Limitation year" ... Section 3.4(e)(3).

          "Pre-Tax Contribution Percentage" ... Section 3.4(a).

                                   ARTICLE II

                                   Eligibility
                                   -----------

     2.1 Eligibility Date. Except as hereinafter provided, effective January 1, 2000, or as soon as practicable thereafter, each Eligible Employee of a Partici-pating Employer shall be eligible to participate in, and to make After-Tax Contributions and to have Pre-Tax Contributions made under, the Plan as of the first day of the second calendar month immediately following such Employee's original date of hire. An Employee who ceases to be an Eligible Employee shall not be eligible to make After-Tax Contributions or to have Pre-Tax Contributions made under the Plan as long as such individual is not an Eligible Employee.

     2.2 Participation.

     a. After-Tax and Pre-Tax Contributions. An Eligible Employee may elect to participate in the Plan as of the first payday following such Employee's eligibility date with respect to After-Tax Contributions and Pre-Tax Contributions by delivering a notice of election to participate in such form and in such manner and at such time as the Administration Committee shall specify.

     b. Rollover Contributions. A newly-hired Employee of a Participating Employer who could be an Eligible Employee except that such individual has not satisfied the requirements of Section 2.1 hereof, may elect to participate in the Plan prior to the date on which such Employee would otherwise become eligible to participate in the Plan for the limited purpose of making a rollover contribution to the Plan as hereinafter provided.

     2.3 Service Included in Connection With Certain Transactions. The Company may in its discretion determine, in the event of the acquisition by a Participating Employer or Affiliated Employer (by purchase, merger or otherwise) of all or part of the assets of another business organization, and in the event of the employment by a Participating Employer or Affiliated Employer of all or a substantial number of individuals employed in the operations of an employer that is not a Participating Employer or Affiliated Employer, that the service of a person as an employee of such other business organization shall be included in ascertaining whether he or she has had such service as is required in Section
2.1 for eligibility, provided that he or she shall have become an Eligible Employee of a Participating Employer or an Affiliated Employer in connection with such transaction. The Company may evidence any determination regarding the matters addressed above in this section in any instruments executed by duly authorized officers or agents of the Company, including (a) the instruments evidencing the transactions whereby individuals become Employees of a Participating Employer or Affiliated Employer or (b) an instrument executed by the Company officers who are authorized pursuant to Section 11.2(a) to adopt amendments to the Plan.

     2.4 Certain Leaves of Absence. An Eligible Employee of a Participating Employer who shall have been granted a leave of absence to become an Employee of an Affiliated Employer and who becomes an Employee of such Affiliated Employer shall be an Eligible Employee and may make After-Tax Contributions or have Pre-Tax Contributions made under the Plan while he or she is on such leave of absence and is so employed, provided that (a) he or she shall have such service as is required under Section 2.1 for eligibility, including service with the Affiliated
                                      II-1

Employer, (b) he or she shall not be a participant in any profit sharing plan, or stock bonus plan, and trust of the Affiliated Employer qualifying for exemption from taxation under Sections 401(a) and 501(a) of the Code, or any other applicable section of the Federal tax laws, as at the time in effect, and
(c) the Employee's eligibility, under the provisions of this section, to make After-Tax Contributions or to have Pre-Tax Contributions made while an Employee of the Affiliated Employer shall terminate at the end of the two-year period commencing with the date the Employee's leave of absence commences, or at the termination of the Employee's leave of absence, or upon the date the Affiliated Employer becomes a Participating Employer, whichever first shall occur.

                                   ARTICLE III
                                   -----------

                                  Contributions
                                  -------------

     3.1. Types of Contributions.

     a. After-Tax Contributions. Effective April 1, 2000, and subject to the limitations in Section 3.4, each Eligible Employee may elect to contribute to the Plan for each pay period an After-Tax Contribution of up to twenty-five percent (25%) of the Employee's Salary for the pay period, provided that the percentage of Salary contributed under this Section 3.1(a) and the percentage of Salary reduced pursuant to the Employee's Salary Reduction Agreement under
Section 3.1(b) may not in the aggregate exceed twenty-five percent (25%) of the Eligible Employee's Salary for the pay period. Contributions under this Section 3.1(a) shall be made by payroll deduction. The percentage of Salary that an Eligible Employee elects to contribute under this Section 3.1(a) must be a whole percentage, and the dollar amount actually contributed on the basis of the election shall be rounded down to the nearest whole dollar.

     The payroll deduction for After-Tax Contributions authorized by an Employee may be increased, decreased or stopped by him or her only as of the first or sixteenth day of any month by providing in such form and in such manner and at such time as the Administration Committee shall specify a notice of such change. If an Employee shall become ineligible to make After-Tax Contributions to the Plan, the Employee's payroll deduction authorization shall immediately terminate. If the payroll deduction authorization of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume contributing to the Plan in such manner and at such time as the Administration Committee shall specify. Except as is required by 38 U.S.C. sec.4318, with respect to service of a Participant in the uniformed services, an Employee shall not be entitled to make After-Tax Contributions to the Plan, and no deduction shall be made pursuant to the Employee's payroll deduction authori- zation, in or for any period in which the Employee is not receiving a Salary.

     The Administration Committee may require employees of an Affiliated Employer who elect to make After-Tax Contributions to the Plan to contribute by payroll deductions or by such other method as the Administration Committee may designate. If the Administration Committee shall designate a method other than payroll deductions, the Administration Committee shall adopt rules applying, as nearly as practicable, to such method of making After-Tax Contributions the provisions of this Article III relating to payroll deductions.

     b. Pre-Tax Contributions. Effective April 1, 2000, and subject to the limitations in Section 3.4 hereof, each Eligible Employee, by completing a Salary Reduction Agreement in such form and in such manner and at such time as the Administration Committee may prescribe, may elect to have Company contributions allocated on his or her behalf as Pre-Tax Contributions for each pay period in such amount as he or she may authorize pursuant to a Salary
Reduction Agreement not in excess of 25% of his or her Salary for such pay period, provided that the percentage of Salary contributed under this Section 3.1(b) and the percentage of

Salary contributed as an After-Tax Contribution under Section 3.1(a) may not in the aggregate exceed twenty-five percent (25%)of the Eligible Employee's Salary for the pay period. The Salary Reduction Agreement shall specify that such reductions are to be made in a whole percentage amount of Salary, with the resulting dollar amount actually to be allocated on the basis of the election to be rounded down to the nearest whole dollar.
                                    III-1


     Subject to the foregoing provisions of this Subsection 3.1(b), the rate of Salary reduction authorized by the Employee may be decreased, increased or stopped by the Employee by providing in such form and in such manner and at such time as the Administration Committee shall specify a notice of such change. If an Employee shall become ineligible to make After-Tax Contributions to the Plan, his or her Salary Reduction Agreement shall immediately terminate. If the Salary Reduction Agreement of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of Pre-Tax Contributions to the Plan by providing in such form and in such manner and at such time as the Administration Committee shall specify a Salary Reduction Agreement hereunder.

     In addition, and subject to such regulations as the Administration Committee from time to time may prescribe, each Eligible Employee may elect to have all or a portion of the following payments reduced in exchange for an allocation of Company contributions as Pre-Tax Contributions: amounts under the Performance Bonus Plan, FCA Dollars or Bonus Flex Dollars under the Flexible Benefits Plan of the Company, and the Ford Credit Rewarding Performance Management Incentive Plan (for Employees who are not bonus eligible) that would otherwise be distributed to or allocated on behalf of the Employee, plus amounts that must be taken into account under 38 U.S.C. sec. 4318 in connection with service of a Participant in the uniformed services; provided, however, that for purposes of this provision an Employee shall not be eligible unless such Employee is enrolled on the active employment rolls of a Participating Employer or an Affiliated Employer, or is on short-term disability leave from a Participating Employer or an Affiliated Employer, at the date of making such election.

     c. Company Matching Contributions. Except as may be hereinafter provided and subject to the limitations in Section 3.4, effective January 1, 2000 or as soon as practical thereafter, Company contributions shall be allocated to the accounts of Eligible Employees each pay period in an amount equal to 60% of the aggregate amount of After-Tax Contributions and Salary reductions made by Eligible Employees who have been employed by one or more Participating Employers for at least twelve (12) months following such Employees' original dates of hire (for purposes of this Subsection 3.1(c)"match eligible Employees")(but excluding any amounts attributable to the Performance Bonus Plan, the Ford Credit Rewarding Performance Management Incentive Plan, or FCA Dollars or Bonus Flex Dollars under Flexible Benefits Plan of the Company) for such pay period and an amount equal to the value of forfeited assets attributable to Company Matching Contributions and Earnings thereon that are to be restored to the Company Matching Contribution Accounts of Participants for such pay period pursuant to the provisions of

Section 7.4 hereof, provided, however, that for purposes of this Subsection 3.1(c), any portion of the aggregate of a match eligible Employee's After-Tax Contributions and Pre-Tax Contributions that exceeds 10% of such Employee's Salary shall not be taken into account.

     With the exception of amounts allocated in restoration of forfeitures, (i) Company contributions shall not be allocated pursuant to this Subsection 3.1(c) for any pay period in an amount that exceeds the Company's current or accumulated earnings and profits; and (ii) contributions that are allocated shall be credited to the Company Matching Contribution Accounts of match eligible Employees in proportion to such Employees' After-Tax Contributions and Pre-Tax Contributions that are taken into account pursuant to the immediately preceding sentence.
                                     III-2

Amounts credited to a Participant's Company Matching Contributions Account for a pay period shall be credited first in respect of any such Pre-Tax Contributions as shall have been made for the Participant for such month and then, to the extent that the amount so credited does not equal the total amount to be credited to the Participant's Company Matching Contributions Account for such month, the remainder shall be credited in respect of such Employee's After-Tax Contributions as shall have been made by the Participant for such pay period.

     d. Rollover Contributions. Except as is provided in the immediately following sentence, a newly-hired Employee of a Participating Employer who would be an Eligible Employee except for the fact that such individual has not satisfied the twelve (12) month service requirement of Section 2.1 may make a rollover contribution, as permitted under Section 402(c) of the Code, to the Plan in cash in an amount not exceeding the total amount of taxable proceeds distributed or distributable to such Employee by a qualified plan maintained by his or her immediately preceding former employer. The rollover contribution may be made directly by such plan or by the Employee within 60 days following the receipt by the Employee of such distribution from such former employer's plan, subject to such regulations as the Administration Committee shall from time to time adopt. A direct rollover shall not be permitted if the acceptance of the rollover contribution would require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transfer plan. Rollover contributions shall be invested in accordance with the Participant's election among investment elections available under the Plan.

     e. Direct Transfer of Assets from Another Qualified Plan. The Trustee may accept and hold pursuant to this Section 3.1.e assets directly transferred to the Plan, whether in connection with a merger of plans or otherwise, and attributable to a Participant, Eligible Employee, or Employee who would be an Eligible Employee except that such individual does not satisfy the twelve (12) month service requirement under Section 2.1 of the Plan when such assets are attributable to such individual's interest in another plan qualified under
Section 401(a) of the Code and when such direct transfer does not constitute a direct transfer of a rollover distribution (within the meaning of Section 401(a)(31) of the Code); provided that (1) such other plan provides for and permits such transfers to the Plan and the sponsor of the other plan authorizes the transfer in writing, (2) the transfer complies with the requirements of Sections 401(a)(12) and 414(1) of the Code, (3) the transfer would and does not require the plan to provide or offer any type of benefit, optional form of benefit, or mode or manner of benefit distribution it does not provide for in the absence of the transfer,(4) the transfer is approved in writing by the Administration Committee or the parties authorized under Section 11.2(a) to amend the Plan, or is otherwise authorized in connection with a corporate transaction (whether merger, asset acquisition, transfer of employees, or otherwise), and (5) the transfer satisfies any procedural requirements specified by the Administration Committee.

     3.2 Transfer of Assets from Savings Plan of a Subsidiary by Which Participant Was Formerly Employed. Subject to such regulations as the Administration Committee shall from time to time establish and subject to transfer by the transferor plan, a Participant who is fully vested under a savings plan of a Subsidiary by which such Participant was previously employed may elect to have the Plan accept transfer to the Plan of the entire amount,

                                     III-3

either in the form of cash or Company Stock, in such Participant's accounts under such plan; provided that such acceptance would not require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transferor plan. Any such transferred amounts shall be invested in accordance with the Participant's election among investment elections available under the Plan. Such an election to transfer fully vested amounts may be made within a period of one year following transfer of employment.

     3.3 Contributions Following Service in a Uniformed Service. A Participant who is reinstated following service in a uniformed service, as defined in the Uniformed Services Employment and Reemployment Rights Act, may, to the extent required by said act, elect to have reductions made from such Participant's Salary paid following such uniformed service in exchange for an allocation of Company contributions that shall be attributable to the period Salary reductions were not otherwise permitted due to uniformed service. Such additional reductions shall be based on the amount of Salary, amounts under the Performance Bonus Plan (or, if appropriate, the Ford Credit Rewarding Performance Management Incentive Plan), and FCA Dollars and Bonus Flex dollars under the Flexible Benefits Plan of the Company that the Participant would have received but for uniformed service and shall be subject to the provisions of the Plan in effect during the applicable period of uniformed service. Such Salary reductions shall be made during the period beginning upon reemployment following uniformed service and ending at the lesser of (i) five years or (ii) the Participant's period of uniformed service multiplied by three. Such additional Salary reductions shall not be taken into account in the year in which they are made for purposes of any limitation or requirement identified in Section 414(u)(1) of the Code provided, however, that such reductions, when added to reductions previously made, shall not exceed the applicable limits in effect during the period of uniformed service that would have applied if the Participant had continued to be employed by the Company during such period. Further, payments on any loan or loans outstanding during the period of uniformed service shall be extended for a period of time equal to the period of uniformed service.

     3.4. Limitations on Contributions.

          a. Definitions. As hereinafter used in this Section 3.4:

     "Average After-Tax Contribution Percentage" means the average of the After-Tax Contribution percentages of the Eligible Employees in a group.

     "Average Pre-Tax Contribution Percentage" means the average of the Pre-Tax Contribution percentages of the Eligible Employees in a group.

     "After-Tax  Contribution  Percentage"  means  the  ratio  (expressed  as  a percentage) of the sum of After-Tax Contributions and Company Matching Contributions under the Plan on behalf of the Eligible Employee for the year to the Eligible Employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Pre-Tax Contributions. The determination of the contribution percentage and the treatment of After-Tax Contributions and the Company Matching Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

                                     III-4

     "Pre-Tax Contribution percentage" means the ratio (expressed as percentage) of Pre-Tax Contributions under the Plan on behalf of the Eligible Employee for the year to the Eligible Employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Pre-Tax Contributions. The determination of the Pre-Tax Contribution percentage and the treatment of Pre-Tax Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

     The After-Tax Contribution Percentage and the Pre-Tax Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the year and who is eligible to make After-Tax Contributions, to receive Company Matching Contributions or to have Pre-Tax Contributions allocated to his or her accounts under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Company or an Affiliated Employer shall be determined as if all such contributions were made under a single plan.

     "Highly Compensated Employee" is any Employee who after the application of Sections 414(b), (c), (m), (n) and (o) of the Code was:

          (A) a 5% owner (as defined in Section 416(i)(1)of the Code) at any time during the Plan Year or the preceding Plan Year; or

          (B)  for the preceding year -

               (i) had compensation from his or her employer in excess of $80,000 (as adjusted by the Secretary of the Treasury in accordance with Section 414(g)(1)of the Code), and

               (ii) if the Company elects the application of this clause for the preceding year, was in the top-paid group of employees for such preceding year. The top-paid group of employees is the group consisting of the top 20 percent of the employees when ranked on the basis of compensation paid during such year. For this purpose, for the Plan Year beginning January 1, 1997, "compensation" shall mean compensation within the meaning of Section 415(c(3) of the Code determined without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code, and for plan years beginning after on or after January 1, 1998, shall mean compensation as defined in Section 415(c)(3) of the Code.

                    To the extent not described  here, the rules contained in
                    Section 414(q) of the Code shall apply in determining the number and identity of highly compensated employees. Notwithstanding any other provision of the Plan, for purposes of determining the number or identity of highly compensated employees, employees shall include leased employees as defined in section 414(n)(2) of the Code.

          b. Limitation on Compensation Taken Into Account. The total amount of compensation taken into account under the Plan for any Employee for any year shall not exceed $150,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for such year. "Compensation" for this purpose means compensation paid by the

                                     III-5
     Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2.

          c. Annual Limit on Pre-Tax Contributions. The total amount of Pre-Tax Contributions allowable for any Employee for any year shall not exceed $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for such year.

          d. Limitations on Contributions Applicable to Highly Compensated Employees. The After-Tax Contribution Percentage and the Pre-Tax Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the year shall be limited to the extent required under the following tables:

                  After-Tax Contribution Percentage Limitation


   If the average After-Tax                           The allowable average After-Tax
   Contribution Percentage of                         Contribution Percentage for the current
   Eligible Employees who are not                     Plan Year for Eligible Employees who
   Highly Compensated Employees for                   are Highly Compensated Employees shall
   the preceding Plan Year (or if                     not exceed:
   the Company elects in accordance
   with Section 401(m)(A) of the Code,
   the current Plan Year) is:

   (a)    2% or less                                  (a)    2.0 multiplied by the average After-Tax Contribution Percentage for
                                                             Eligible Employees who are not Highly Compensated Employees

   (b)    over 2% but not more than 8%                (b)    2.0 percentage points added to the average After-Tax Contribution
                                                             Percentage for Eligible Employees who are not Highly Compensated
                                                             Employees

   (c)    more than 8%                                (c)    1.25 multiplied by the average After-Tax Contribution Percentage for eligible Employees who are not Highly Compensated Employees or, in any case, such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of parts (a) and (b) of this limitation with respect to any Highly Compensated Employee.


                                        Pre-Tax Contributions Percentage Limitation
   If the average Pre-Tax                             The allowable average Pre-Tax
   Contribution Percentage of                         Contribution Percentage for
   Eligible Employees who are not                     the current Plan Year for Eligible
   Highly Compensated Employees for                   Employees who are Highly Compensated
   the preceding Plan Year (or if the                 Employees shall not exceed:
   Company elects in accordance with
   Section 40l(k)(3)(a) of the Code,
   the current Plan Year)is:
                                       III-6
   (a)    2% or less                                  (a)    2.0 multiplied by the average Pre-Tax Contribution percentage for
                                                             Eligible Employees who are not Highly Compensated Employees


   (b)    over 2% but not more than 8%                (b)    2.0 percentage points added to the average Pre-Tax Contribution percentage for Eligible Employees who are not Highly Compensated
                                                             Employees

   (c)    more than 8%                                (c)    1.25 multiplied by the average contribution percentage for Eligible
                                                             Employees who are not Highly Compensated Employees

                                                      or, in any case, such lesser amount as the Secretary of the Treasury shall prescribe under Treas. Reg. Sections 1.401(m)-2(b) to prevent the multiple use of parts (a) and (b) of this limitation with respect to any Highly Compensated
                                                      Employee.

The  Administration  Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable After-Tax Contribution and Company Matching Contributions, and Pre-Tax Contributions, respectively, for the year with respect to any or all Eligible Employees who are Highly Compensated Employees. Any such reductions by the Administration Committee shall be made in such manner as the Administration Committee from time to time may prescribe. For purposes of this section, the Plan shall satisfy the requirements of Sections 401(k)(3) and 401(m) of the Code and Treas. Reg. Sections 1.401(k)-1(b) and 1.401.(m)-1.

     e. Limitations on Contributions under Section 415 of the Internal Revenue Code.

     (1) Limitation. Notwithstanding any other provision hereof, the sum of the Annual Additions (as defined in Subsection 3.4(e)(2) in respect of any Employee for any Limitation Year (as defined in Subsection 3.4(e)(3) shall not exceed the lesser of

          (a) 25% of the Employee's compensation (as defined in Subsection 3.4(e)(4), or

          (b) $30,000 (or, if greater, one-quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code as adjusted for inflation by the Secretary of the Treasury pursuant to Section 415(d) of the Code).

     (2) Annual Addition. The Annual Addition in respect of any Employee for any Limitation Year (as defined in Subsection 3.4(e)(3) shall mean the sum for such year of

          (a) Company Matching Contributions and Pre-Tax Contributions in respect of the Employee under this Plan, plus

                                         III-7
          (b)  the sum of:

               (i) the Employee's contributions under the Company's General Retirement Plan (or any similar plan of a Subsidiary or affiliate of the Company),

               (ii) the Employee's After-Tax Contributions that are matched by
                    Companyn Matching Contributions pursuant to Section 3.1(c) hereof, and

               (iii)the Employee's After-Tax Contributions to this Plan that are not matched by Company Matching Contributions.

     (3) Limitation Year. For purposes of this paragraph, "Limitation Year" shall mean the calendar year.

     (4) Compensation. As used in Subsection 3.4(e)(1)(a), "compensation" shall mean the compensation (as defined by Section 415(c)(3) of the Code (as modified by Sections 414(u)(1) and (7) of the Code and Treas. Reg.
          Section 1.415-2(d)) paid or made available to an employee during the Limitation Year in question.

     (5) Order of Application of Limitations. If the Annual Addition taken into account under Subsection 3.4(e)(2) shall exceed, or shall be reasonably projected to exceed, the limitation of such Annual Addition required by Subsection 3.4(e)(1), any necessary or appropriate reduction in Employee After-Tax Contributions, Company Matching
          Contributions or Pre-Tax Contributions shall be applied, first by reducing amounts contributed as Pre-Tax Contributions pursuant to
          Section 3.1(b) hereof with respect to the Performance Bonus Plan (or, if appropriate, the Ford Credit Rewarding Performance Management Incentive Plan), and, if necessary, from FCA Dollars and Bonus Flex Dollars under the Flexible Benefits Plan of the Company, second by reducing the Employee's After-Tax Contributions taken into account under Subsection 3.4(e)(2)(b)(iii), third by reducing the Employee's After-Tax Contributions taken into account under Subsection 3.4(e)(2)(b)(ii), and related Company Matching Contributions (in the same ratio as provided for Company Matching Contributions under Subsection 3.1(c)hereof), fourth by reducing Pre-Tax Contributions that are not matched by Company Matching Contributions, and fifth by reducing Pre-Tax Contributions that are matched by Company Matching Contributions pursuant to Subsection 3.1(c) hereof and related Company Matching Contributions (in the same ratio as provided for Company Matching Contributions under Subsection 3.1(c) hereof).

          Notwithstanding any other provision of the Plan, in conforming to the limitations of this Subsection 3.4(e)(5), the aforementioned reductions in After-Tax Contributions, Company Matching Contributions and Pre-Tax

          Contributions may be made in less than a full percentage amount and may be rounded down to the nearest full dollar. Any reduction pursuant to this paragraph may be effected (i) before the Annual Addition reaches the limitation required by Subsection 3.4(e)(1) in order to carry out the ordering rule of this Subsection, or (ii) with respect to After-Tax Contributions, retroactively as provided in Treas. Reg.
          Section 1.415-6(b)(6)(iv) by returning to the Employee such After-Tax Contributions
                                            III-8
          as are necessary to reduce the Employee's Annual Addition to such limitation, along with any Earnings or gains attributable to such returned contributions. This retroactive reduction shall be made by a distribution by the Trustee to the Employee of the cash value of assets in the Employee's After-Tax Contribution Account that are attributable to the contributions to be returned, which contributions shall be those for the most recent month and such immediately preceding months as may be necessary to complete the return of contributions; provided that if less than all of such contributions for a month will complete such return, the cash value of assets to be distributed shall be taken from the Employee's Account in proportion to the way in which such contributions had been invested when made.

     (6) Participants In Plans of Subsidiaries or Affiliated Employer. If a Participant, at any time during the calendar year, was a participant under any defined contribution plan (as that term is used in Section 415(c) of the Code) of a Subsidiary of the Company or an Affiliated Employer (all such plans being referred to herein collectively as "affiliate plans"), then the determination of the Annual Addition in respect of such Participant for such calendar year as described in Subsection 3.4(e)(2) hereof shall be modified as provided in this
          Subsection:

          (a) any employer contributions (as that term is used in Section 415(c)(2)(A) of the Code) and any forfeitures allocated during such year for the Account of such Participant under all affiliate plans in respect of services performed prior to the Participant's commencement of participation under this Plan shall be added to the amount determined under Subsection 3.4(e)(2); and

          (b) any employee contributions (as that term is used in Section 415(c)(2)(B) of the Code) by such Participant during such year under all affiliate plans in respect of services performed prior to the Participant's commencement of participation under this Plan shall be taken into account for purposes of subsection 3.4(e)(2)(b).

     (7) Combined Limitation. The following limitation shall apply to Limitation Years beginning after December 31, 1996, and prior to January 1, 2000, but not to Limitation Years beginning after January 1, 2000. If the Participant is, or was, covered under a defined benefit plan and defined contribution plan maintained by the Company, the sum of the Participant's defined contribution plan fraction and defined benefit plan fraction may not exceed 1.0 in any Limitation Year.

          The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Company and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Section 415(b)(1)(A) of the Code in effect for the Limitation Year, or (ii) 1.4 times the Participant's average

                                      III-9



          compensation for the three consecutive years that produces the higher average. The defined contribution plan fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all defined contribution plans maintained by the Company (whether or not terminated) for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the employer: (i) 1.25 times the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) 1.4 times the amount which may be taken into account under Section 415(c)(1)(B) of the Code.


          Projected annual benefit means the annual benefit to which the Participant would be entitled under the terms of the Plan, if the Participant continued employment until normal retirement age (or current age, if later) and the Participant's compensation for the Limitation Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current if later).

          If, in any Limitation Year, the sum of the defined benefit plan fraction and the defined contribution plan fraction will exceed 1.0, the rate of benefit accruals under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

          For purposes of this Subsection 3.4(e)(7), "Company" shall include all entities treated under Subsections 414(b), (c), and (m) of the Code as a single employer that includes the Company.

     3.5 Return of Contributions in Excess of Limitations.

     Subject to such regulations as the Administration Committee from time to time may prescribe, a Participant whose Salary reductions to this Plan and similar reductions under all other plans in which the Participant is a participant exceed the limit of $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury for any year may request and receive return of such excess Pre-Tax Contributions under this Plan for such year and Earnings thereon by submitting a request for return of such excess in this Plan to the Administration Committee in such form as shall be acceptable to the committee. Such amounts contributed for an immediately preceding Plan Year shall be returned no later than each April 15 to Participants who submit such requests to the Administration Committee no later than the immediately preceding March 1.

     Pre-Tax Contributions and Earnings thereon in excess of the limitations in Subsection 3.4(d) applicable to such contributions shall be returned to Participants on whose behalf such contributions were made for the preceding Plan Year at such times and upon such terms as the Administration Committee shall prescribe.

     After-Tax Contributions and Company Matching Contributions and Earnings thereon in excess of the limitations in Subsection 3.4(d) applicable to such contributions shall be returned to Participants or to the Company, as the case may be, at such times and upon such terms as the Administration Committee shall prescribe.
                                      III-10
     Notwithstanding the foregoing provisions of this Section 3.5, excess Pre-Tax Contributions, excess After-Tax Contributions, and excess Company Matching Contributions, and Earnings on such amounts, shall be returned on the basis of the amount of contributions by or on behalf of Participants and as provided in Sections 401(k)(8)(C) and 401(m)(6)(C) of the Code for the years beginning after December 31, 1996.

     3.6 Delivery of Contribution to Trustee.

     a. After-Tax Contributions and Loan Payments. As soon as practicable after each pay period but in any event not later than 15 days after the month of payment of Salary for such period, the Company shall pay to the Trustee (a) the After-Tax Contributions for such period, (b) the amounts of payments by Participants with respect to loans and interest thereon pursuant to Article VI hereof. Upon receipt of such payments by the Trustee, the aggregate amount of such payments (and Earnings thereon, as from time to time received by the Trustee) shall be credited to the respective Accounts of the Participants, and the Trustee shall hold, invest and dispose of the same as provided in the Plan and Trust Agreements.

     b. Company Contributions. The Company shall, from time to time, pay to the Trustee such amounts as are required under the provisions of the Plan to fund Pre-Tax Contributions and Company Matching Contributions. Company contributions may be paid to the Trustee in one or more installments at any time on or after the first day of the Plan Year in which such contributions are properly allocable under Article III of the Plan, provided that sufficient contributions have been paid or delivered to fund periodic allocations as they are credited pursuant to Sections 3.1(b) and 3.1(c). In no event shall Company contributions allocable under Section 3.1(b) be paid or delivered later than the time the corresponding reduction in the Participants' compensation would be considered to be assets of the Plan under U.S. Department of Labor Regulation section 2510.3-102.

     Company contributions that are not immediately allocable under the Plan shall be invested separately and such amounts, adjusted for any gains, losses, income and deductions, shall be applied to reduce Company contributions otherwise required under the Plan. A Participant shall not have any interest in or right or power in respect of Company contributions or Earnings thereon, whether or not credited to his or her account, except as provided in the Plan. In the event that amounts remain unallocated as of the end of any Plan Year, such amounts shall be allocated in equal dollar amounts to the accounts of all active Participants that are non-highly compensated employees employed on the last day of such Plan Year as qualified nonelective contributions within the meaning of section 401(m) of the Code.

     If all or part of the Company's deductions under Section 404 for Company Matching Contributions are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company without interest within one year of such disallowance. The Company may recover, without interest, the amount of any contribution made on account of mistake of fact, provided that such recovery is made within one year after the date of such contribution. Any recovery by the Company of Company contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the Company contributions and with Earnings thereon.
                                         III-11



     3.7 Participant's Rights Not Transferable.

     Except to the extent permitted by Sections 401(a)(13) and 414(p) of the Code, no right or interest of any Participant or beneficiary of a Participant under the Plan or in his or her Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner, except in accord with provisions of a qualified domestic relations order as defined by Section 206(d) of ERISA and Section 414(p) of the Code and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant or beneficiary of a Participant under the Plan or in his or her Account shall be liable for, or subject to, any obligation or liability of such Participant or beneficiary of a Participant.

                                  III-12

                                   ARTICLE IV
                                   ----------

                              Investment Elections
                              --------------------

     4.1 Participant's Election As to Investment of Funds. A Participant's After-Tax Contributions and Pre-Tax Contributions each shall be invested as the Participant shall elect with respect to each in one or more of the Ford Stock Fund, the Associates Stock Fund (through but not after March 2, 1998), the Common Stock Fund, the Bond Fund, the Interest Income Fund, the Income Fund (for contributions made prior to January 1, 1996), the Fidelity Magellan Fund, the Fidelity Contrafund, the Fidelity Overseas Fund, Fidelity Asset Manager: Income, Fidelity Asset Manager, Fidelity Asset Manager: Growth and any of the Additional Mutual Funds listed in Appendix A, provided that the amount contributed to any investment election shall be in such minimum percentage of the contribution as is from time to time specified by the Administration Committee, and contributions in excess of the minimum shall be made in increments of one percent. A prospectus for the Fidelity Magellan Fund, the Fidelity Contrafund, the Fidelity Overseas Fund, the Fidelity Asset Manager: Income, the Fidelity Asset Manager, the Fidelity Asset Manager: Growth, all of which are mutual funds, or for any of the Additional Mutual Funds listed in Appendix A shall be delivered promptly to any Employee or Participant upon request of such Employee or Participant.

     A Participant's initial investment election hereunder shall be stated in his or her notice of election to participate or Salary Reduction Agreement. Each investment election hereunder shall remain in effect until changed by the Participant, and may be changed effective for any pay period in respect of After-Tax Contributions or Pre-Tax Contributions made after providing a notice in such form and in such manner and at such time as the Administration Committee shall specify. Performance Bonus Plan distributions and FCA Dollars and Bonus Flexdollars from the Flexible Benefits Plan of the Company that Participants elect to have contributed to the Plan shall be invested in accordance with a Participant's election in effect at the time of contribution, or if the Participant does not have in effect such an election with respect to Pre-Tax Contribution, in accordance with the Participant's latest Pre-Tax Contribution election or, in the absence of any such election, in the Interest Income Fund. Company Matching Contributions shall be invested in the Ford Stock Fund. Notwithstanding the foregoing provisions of this Section 4.1, at any time following March 2, 1998, Participants shall not be allowed to invest additional contributions of any type in the Associates Stock Fund, and an election, if any, to invest in the Associates Stock Fund shall be deemed an election to invest in the Ford Stock Fund.

     A Participant's investment election pursuant to this Section 4.1 and pursuant to Section 4.2 hereof shall be transmitted to the party or parties from time to time specified by the Administration Committee and communicated to Participants, and such election may be transmitted in writing, by telephone, or by other electronic means as the Administration Committee shall from time to time determine. The party or parties specified by the Administration Committee shall be responsible for complying with Participants' investment elections and shall provide written confirmations of elections to Participants within a reasonable time, as from time to time determined by the Administration Committee, following the making of the election.
                                         IV-1




     4.2 Transfer of Assets to Other Investment Elections. Except as is provided in subsections (c) and (d) of this Section 4.2, any Participant may elect, at such times, in such manner, to such extent and with respect to such assets as the Administration Committee from time to time may determine, to have the value of all or part of the Participant's vested assets invested in any available investment election under the Plan transferred and invested in any other available investment election under the Plan; provided, however, that:

     (a) a Participant may make one or more such transfer elections with respect to his or her Accounts during each business day, except that effective June 1, 2000, a Participant shall not be allowed to make transfers into or out of the Ford Stock Fund more than five (5) times in a given month, and this limitation applies regardless of the number of transfers a Participant may have engaged in with respect to the Ford Stock Fund in any previous month or months;

     (b) a Participant may make transfer elections in either a dollar amount or a percentage of the amount invested in such investment election from which such transfer is elected, in increments of one percent, provided that the amount transferred is at least minimum percentage from time to time specified by the Administration Committee or, if greater, $250.00; provided that if the amount invested in the investment election from which transfer is elected is less than $250.00, the entire value of the assets invested in the investment election from which transfer is elected;

     (c) all such transfer elections shall be subject to such other regulations as the Administration Committee may prescribe, which may specify, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections; and

     (d) after March 31, 2000, the Scudder International Bond Fund, previously listed on Appendix A, shall no longer be offered as an investment option. From April 1, 2000 through December 31, 2000, no assets may be transferred into the Scudder International Bond Fund. On and after April 1, 2000, elections to invest assets in the Scudder International Bond Fund made prior to that date shall be treated as elections to invest in the Interest Income Fund. During said period assets may be transferred from the Scudder International Bond Fund into any other available investment election under the Plan. All assets remaining in the Scudder International Bond Fund as of the close of the New York Stock Exchange on December 31, 2000, shall be transferred into the Interest Income Fund as soon as reasonably practicable thereafter.

                                    ARTICLE V
                                    ---------

 Vesting and Forfeiture of Assets Attributable to Company Matching Contributions
 -------------------------------------------------------------------------------

     5.1 Vesting.

     (a) Pre-Tax Contributions and After-Tax Contributions. A Participant's right to the assets attributable to After-Tax Contributions and Pre-Tax Contributions is immediately nonforfeitable regardless of the Participant's age and service. Assets attributable to Company Matching Contributions shall vest in accordance with the following provisions of this paragraph for employees on the active employment roll on or after October 1, 1995.

     (b) Company Matching Contributions. Assets attributable to Company Matching Contributions shall become nonforfeitable upon the occurrence of the earliest of the following:

     (i) attainment by the Participant of the normal retirement age of 65 as an active employee or, if earlier, five years after the Participant's original date of hire;

     (ii) retirement of the Participant pursuant to the provisions of any retirement plan maintained by the Company or a Subsidiary;

     (iii) death of the Participant prior to termination of employment;

     (iv) death or disability of a Participant who terminates employment with the Company or a Participating Employer to enter military service and is therefore unable to return to work with the Company or a Participating Employer within the applicable reinstatement period; or

     (v)  election by a Participant in accordance with the provisions of Section
          7.5  hereof  to  have  the  assets  in  such   Participant's   Account
          transferred to the savings plan of a Subsidiary by which such Participant is currently employed.

Notwithstanding the foregoing provisions of this Section 5.1, (1) a Participant who has attained at least three (3) Vesting Years of Service under the PRIMUS Automotive Financial Services, Inc. Prime Account as of the time such Participant becomes a Participant shall at all times be fully vested in Company Matching Contributions, (2) each Participant who, under the terms of the Plan in effect on September 30, 1995, would at any time thereafter and prior to termination of employment have become fully vested in Company Matching Contributions pursuant to those terms shall be deemed fully vested on the earlier to occur of the satisfaction of the vesting conditions in effect on September 30, 1995, or the satisfaction of the vesting conditions that became effective October 1, 1995, and (3) each Participant who is an Employee as of December 31, 1997, and who is released to Marriott or AVI as a result of the sale of cafeteria service business to those entities shall be fully vested in his or her Company Matching

Contributions Account on the day immediately preceding the date the individual becomes employed by Marriott or AVI.

     (c)  Assets   Transferred  from  Savings  Plan  of  a  Subsidiary.   Assets
transferred to the Plan pursuant to Section 3.2 shall be nonforfeitable.


                                         V-1

     (d) Matching Contributions Attributable to PRIMUS Automotive Financial Services, Inc. Notwithstanding the provisions of Section 5.1(b)(i), assets in a Participant's Account attributable to matching contributions made by PRIMUS Automotive Financial Services, Inc. under the PRIMUS Automotive Financial Services, Inc. Prime Account ("Prime Account") shall vest in accordance with the following schedule. For purposes of said schedule, service with PRIMUS Automotive Financial Services, Inc. shall be treated as service with Ford Motor Credit Company or any Affiliated Employer that is a member of the controlled group of corporations (within the meaning of Sections 414(b) and (c) of the Code) that includes the Company, and all Vesting Years of Service, including fractions thereof, under the Prime Account shall be aggregated with service with Ford Motor Credit Company (determined beginning with a Participant's date of employment with Ford Motor Credit Company) or any Affiliated Employer that is a member of the controlled group of corporations (within the meaning of Sections 414(b) and (c) of the Code) that includes the Company, such latter service to be determined on the basis that 365 days of service equals a year of service, and with fractional years of service to be determined on that basis.

                    Years of Service        Vested Percentage
                    ----------------        -----------------
                    1                              0%
                    1 but less than 2             20%
                    2 but less than 3             50%
                    3 or more                    100%

     5.2  Forfeiture.

     a. Termination of Employment. Assets attributable to Company Matching Contributions shall be forfeited upon the termination of employment of the Participant prior to the fifth anniversary of the Participant's original date of hire without a return to work for any reason other than death, Retirement pursuant to the provisions of any Retirement Plan maintained by the Company or a Subsidiary, layoff, medical leave or release due to continued disability after expiration of medical leave, regular employment by an Affiliated Employer, or where the Participant shall be granted a military leave of absence, and either
(A) the Participant's employment subsequently is reinstated under then applicable personnel policies of the employer or (B) within the period so provided for reinstatement, the Participant either dies or becomes eligible for Retirement pursuant to the provisions of any Retirement Plan.

     b. Withdrawal of Assets. If a Participant is required to forfeit assets attributable to Company Matching Contributions as a result of a withdrawal by the

Participant, then such Participant may subsequently elect to return such a withdrawal to the Plan and have the assets attributable to Company Matching Contributions restored to his or her Account as provided in Subsection 7.4(f) hereof.

                                   ARTICLE VI
                                   ----------

                              Loans to Participants
                              ---------------------

     Subject to such regulations as the Administration Committee from time to time may prescribe, a Participant may apply for and receive a loan from the Plan provided that the aggregate of all such loans does not exceed the lesser of:

     (i) the cash value, at the time of any such loan, of the assets (except any amount credited to such Participant's Income Fund subaccount) in his or her Pre-Tax Contribution Account or After-Tax Contribution Account that are attributable to Pre-Tax Contributions made on his or her behalf or to After-Tax Contributions and that the Participant shall have designated to be used to provide the amount of the loan;

     (ii) fifty percent (50%) of the cash value of assets, at the time any such loan is made, in his or her account but not more than $50,000; or

     (iii) $50,000 reduced by the difference between such Participant's highest loan balance under all plans of the Company and its Subsidiaries during the previous 12 months (ending on the day before the effective date of such loan from the Plan) and such Participant's loan balance on the effective date of such loan.

     All such loans shall (i) be available to all Participants on a reasonably equivalent basis, (ii) be adequately secured and (iii) bear a reasonable rate of interest and be subject to such other requirements, including repayment terms (repayment of loans must be made not less frequently than quarterly), as the Administration Committee from time to time may prescribe, provided, however, that (a) the entire amount of any such loan and all amounts of related interest must be repaid not later than 60 months (or, when permitted by law, such later date as the Administration Committee may determine) after the month in which the loan is effective and (b) repayments shall be made by a Participant from his or her salary by payroll deductions or in such other manner as the Administration Committee may prescribe. All such requirements shall be applicable on a uniform and non-discriminatory basis to all Participants who may apply for such loans.

     Amounts paid by a Participant, including interest payments, with respect to any such loan shall be credited to a loan subaccount in such Participant's Pre-Tax Contribution Account.

     Loan repayments, including interest, on loans made before October 1, 1995 shall be invested in the Interest Income Fund until the Participant elects to have such assets transferred. Loan repayments, including interest, on loans made on or after October 1, 1995 shall be invested in the latest investment elections made on or after October 1, 1995 by the Participant with respect to current After-Tax or Pre-Tax Contributions or, in the absence of such election, in the Interest Income Fund until the Participant elects to have such assets transferred. Loan repayments, including interest, on loans made on or after

October 1, 1995 will be allocated to After-Tax or Pre-Tax Contribution Accounts, or both, from which loans were made and in the same proportion.

     In the event of a default on a loan, the Participant's accrued benefit under the Plan shall not be reduced until an otherwise permissible distributable event occurs (e.g., attaining age 59 1/2, termination of employment).

                                   ARTICLE VII
                                   -----------

                    Withdrawals, Distributions and Transfers
                    ----------------------------------------

     7.1  Withdrawal by Participants of Assets Prior to Termination of
          Employment.

     (a) Pre-Tax Contributions. A Participant shall not be permitted to withdraw prior to his or her termination of employment all or any portion of the assets in the Participant's Pre-Tax Contribution Account attributable to Pre-Tax Contributions; provided, however, that such withdrawal shall be permitted subject to the conditions in Section 7.4 hereof (i) at any time after the Participant shall have attained age 59-1/2 or (ii) prior to attaining age 59-1/2, if (a) the withdrawal is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need or (b) the requirements of safe harbors as provided in regulations promulgated by the Internal Revenue Service are met; provided, however, that any withdrawal on account of financial hardship cannot exceed the value of Pre-Tax Contribution assets as of December 31, 1988 plus the dollar amount of Pre-Tax Contributions made to the Account of the Participant thereafter, exclusive of Earnings thereon, and provided, further, that in the event of any withdrawal by a Participant prior to attaining age 59-1/2, such Participant shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets. The assets so withdrawn shall be delivered to the Participant as soon as practicable after the effective date of the withdrawal.

     The following are the only financial needs that are considered immediate and heavy under the Internal Revenue Service safe harbors referred to above: (1) expenses incurred or necessary for medical care described in Code section 213(d), of the Participant, the Participant's spouse, or the Participant's dependents; (2) the purchase (excluding mortgage payments) of a principal residence of the Participant; (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or (4) the need to prevent the eviction of the Participant from or a foreclosure on the mortgage of the Participant's principal residence.

     A hardship withdrawal is not necessary to the extent it exceeds the amount necessary (including taxes) to relieve the need or to the extent that the need may be satisfied from other resources reasonably available to the Participant.

     (b) After-Tax Contributions. Subject to the conditions in Section 7.4 hereof, at any time or from time to time prior to termination of employment, a Participant may withdraw all or part of the cash value of assets in his or her After-Tax Account that are attributable to his or her After-Tax Contributions or Earnings thereon; provided, however, that such Participant shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets on which Company Matching Contributions were based if such withdrawal is made within two years following the end of the year in which such contributions were made.

     (c) Company Matching Contributions. Subject to the conditions in Section 7.4, a Participant may withdraw all or part of the cash value of assets in his or her Company Matching Contributions Account that are attributable to Company Matching Contributions or Earnings thereon at any time and from time to time prior to termination of employment to the extent such assets shall have vested
                                      VII-1

pursuant to the provisions of Section 5.1 hereof; provided, however, that, except in the case of a Participant who has attained age fifty-nine and one-half, no such withdrawal shall be permitted for two years following the end of the year in which Company Matching Contributions were made.

     (d) Systematic Withdrawals of Pre-Tax Contributions, After-Tax Contributions and Company Matching Contributions After Attainment of Age 59-l/2. After attainment of age 59 1/2, a Participant, regardless of whether such Participant has terminated employment, may elect to make a systematic withdrawal of the cash value of assets in such Participant's account in monthly, quarterly, semi-annual or annual installments over such period of time as the Participant shall specify, as provided in Subsection 7.2(c) hereof for Participants who have terminated employment.

     (e) Pre-Tax Contributions, After-Tax Contributions and Company Matching Contributions After Attainment of Age 70-l/2. After attainment of age 70 1/2, a Participant, regardless of whether such Participant has terminated employment, may elect to make a withdrawal of the cash value of assets in the Participant's account over the life of the Participant or the joint lives of the Participant and the Participant's beneficiary under the Plan (including the Participant's spouse), as provided in Subsection 7.2(d) hereof for Participants who have terminated employment.

     (f) Assets Attributable to a Rollover into PRIMUS Automotive Financial Services, Inc. Prime Account. A Participant may at any time and from time to time withdraw all or any portion of the assets in the Participant's Account attributable to a Rollover into the PRIMUS Automotive Financial Services, Inc., Prime Account.

     7.2 Withdrawal by Participant of Assets at or After Termination of Employment.

     (a) General. Subject to the conditions in Section 7.4 , a Participant who has terminated employment for any reason (whether voluntarily or by discharge, with or without cause), may elect to make a withdrawal in any of the ways provided for in (b), (c) or (d) of this Section.

     (b) Ordinary Withdrawals. A Participant who has terminated employment may elect to withdraw all or part of the cash value of assets in his or her After-Tax Contribution Account and Pre-Tax Contribution Account and the cash value of assets in his or her Company Matching Contribution Account to the extent the same shall have vested as provided in Section 5.1 hereof. Such assets shall be delivered to the Participant as soon as practicable after receipt of a request for withdrawal made by the Participant at or after termination of employment in such form and in such manner as the Administration Committee shall specify. In the case of a Participant who has terminated employment, attained age sixty-five (65), and requested a distribution of the cash value of the assets in his or her Accounts that are vested, provided that the request for distribution is received by the end of the Plan Year in which the Participant attains age sixty-five (65), the distribution shall be made no later than the 60th day after the close of the Plan Year in which such Participant attains age sixty-five (65).

     (c) Systematic Withdrawals. A Participant who has terminated employment may elect a systematic withdrawal of the cash value of assets in such Participant's Account in monthly, quarterly, semi-annual or annual installments over such period of time as the Participant shall specify. Each such installment shall be
                                       VII-2
paid in an amount equal to the cash value of assets in such Participant's Account on the effective date of each such installment multiplied by a fraction the numerator of which is one and the denominator of which is the number of installments remaining in the period specified by the Participant. For purposes of this subsection 7.2(c), the term "effective date" shall mean the date an installment is debited from a Participant's Account. The cash value of each such installment in a systematic withdrawal shall be withdrawn on the effective date of the installment proportionately from each of the investments which the
Participant   has  elected  under  the  Plan  as  of  the  effective  date.  The
Administration Committee shall establish the effective date or dates for systematic withdrawal payments, which may be a uniform monthly date for all such payments, and shall communicate such date or dates to Participants. Systematic withdrawals shall be made and in such manner subject to such requirements as the Administration Committee shall determine. In the event that the systematic withdrawals specified by the Participant do not meet the minimum distribution requirements beginning at age seventy and one half (70 1/2) under section 401(a)(9) of the Code as specified in Section 7.3 hereof, then such additional amounts shall be distributed in accordance with the provisions of Section 7.3 hereof as necessary to satisfy such minimum distribution requirements.

     (d) Withdrawals Over Life Expectancy. A Participant who has terminated employment and who has attained age seventy and one-half (70 1/2) may elect withdrawal of the cash value of assets in the Participant's Account over the life of the Participant or the lives of the Participant and the Participant's beneficiary under the Plan (including the Participant's spouse) in accordance with Section 401(a)(9) of the Code and with regulations prescribed by the Secretary of the Treasury thereunder and subject to such regulations as the Administration Committee may prescribe. Such election may be made by Participants who have terminated employment to have such distribution made in lieu of distribution over a period of 15 years as provided in Section 7.3 hereof.

     7.3  Mandatory Distributions.

     (a) General. Distribution by the Plan of all assets in a Participant's Account, including assets attributable to Company Matching Contributions to the extent such assets shall have vested, shall be governed by the provisions of
(b), (c), (d) and (e) of this Section.

     (b) Termination of Employment. In the case of a Participant who has terminated employment for any reason (whether voluntary or by discharge, with or without cause) and who qualifies for but has not elected a distribution pursuant to Subsection 7.2(d)that satisfies the requirements of Section 401(a)(9) of the Code, notwithstanding any other provision of this Plan (other than the immediately following sentence), the distribution of the cash value of assets in his or her After-Tax Contributions Account and Pre-Tax Contribution Account and the cash value of assets in his or her Company Matching Contribution Account to the extent the same shall have vested as provided in Section 5.1 hereof, shall in the case of a Participant who attains age 70 1/2 on or after January 1, 1988, begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2) and shall be made over a period of fifteen (15) years (15 years is a period certain not extending beyond the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary). Notwithstanding the immediately preceding


                                       VII-3
sentence,   a  Participant   described  therein  may  at  anytime  elect  a
distribution under Section 7.2 hereof. All distributions made with respect to a Participant who has attained age 70-l/2 shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Prop.

Treas. Reg. Section 1.401(a)(9)-2, and subject to such regulations as the Administration Committee may prescribe. In the case of a Participant who has attained age sixty-five (65), distribution shall be made no later than the 60th day after the close of the year in which the Participant attains age sixty-five
(65). Notwithstanding the immediately preceding sentence, the following shall apply in the event the Plan receives a favorable Internal Revenue Service determination letter regarding amendments dated November 25, 1997. In the case of a member who has terminated employment and attains age sixty-five (65), distribution of the value of the assets in his or her accounts that are vested shall be made no later than the 60th day after the close of the Plan Year in which such Participant attains age sixty-five (65); provided that in any such case no distribution shall commence until the Participant files a request for benefits.

     If the Participant's Account was established on or after October 1, 1995 and the value of the Participant's Account is less than $3,500 (determined within 90 days after termination of employment) and was less than $3,500 on the effective date of any prior withdrawal or distribution from such Participant's Account, the cash value of assets in such Participant's Account shall be distributed as soon as practicable.

     If any loan is in default as of the end of any year, the entire balance of such loan shall be treated as a distribution under the Plan as of the end of such year.

     (c) Attainment of Age 70-l/2 by an Employee Who Has Not Terminated Employment. In the case of a Participant who has attained age seventy and one-half (70-1/2) on or after January 1, 1988 and prior to January 1, 1997 and who has not terminated employment, and in the case of any Participant who is a 5-percent owner (within the meaning of Code Section 416) with respect to the Plan Year in which the Participant attains age 70-1/2) and has not terminated employment, distribution of the cash value of assets in his or her Account shall begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2) and shall be made over a period of fifteen (15) years (15 years is a period certain not extending beyond the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary); upon termination of such Participant's employment, the assets remaining in the Participant's Account shall be distributed. If a distribution commences under this Section 7.3 while the Participant is employed, such distribution is not discontinued as provided in the last sentence of this subparagraph, and the Participant dies while still employed, the assets remaining in the Participant's Account shall be immediately distributed to the Participant's beneficiary (other than the Participant's surviving spouse) as provided in Subsection 7.3(e). Such distribution shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a)(9)of the Code, including the minimum distribution incidental benefit requirements of Prop. Treas. Reg. Section 1.401(a)(9)-2, and subject to such regulations as the Committee may prescribe.
                                     VII-4
     Distributions to active Employees who were not 5-percent owners with respect to the Plan Year in which they attained age seventy and one half (70 1/2) prior to January 1, 1997 may be discontinued by such Employee effective beginning with distributions that would otherwise be required to be made for the 1997 plan year.

     (d) Dividends on Stock in the Ford Stock Fund and Associates Stock Fund. Commencing, in the case of the Ford Stock Fund, with the dividend payable for the third quarter of 1996, all or a portion of cash dividends paid on shares of Company Stock in the Ford Stock Fund that have not been in the Plan continuously since January 1, 1989 shall be distributed proportionately to Participants who have assets in the Ford Stock Fund on the dividend record date and do not reject such distribution. Commencing, in the case of the Associates Stock Fund, with the first dividend after April 1, 1997, and ceasing as of March 3, 1998, all or a portion of cash dividends paid on shares of Associates Stock in the Associates Stock Fund shall be distributed proportionately to Participants who have assets invested in the Associates Stock Fund on the dividend record date and do not reject such distribution. The amount of such dividends that shall be distributed to Participants who do not reject distribution shall equal the lesser of (i) the total of such cash dividends, or (ii) the total amount of cash dividends paid on all shares held in the Ford Stock Fund or Associates Stock Fund, as appropriate, multiplied by the ratio of the number of Ford Stock Fund Units or Associates Stock Fund Units, as appropriate, in the Accounts of Participants who do not reject such distribution to the number of Ford Stock Fund Units or Associates Stock Fund Units, as appropriate, in the Accounts of all Participants, such determination to be made as of the dividend record date. The amount of such cash dividends that shall be distributed to each Participant who has not rejected such distribution shall be equal to the total amount of cash dividends to be distributed multiplied by the ratio of the number of Ford Stock Fund Units or Associates Stock Fund Units, as appropriate, in the Account of such Participant to the total number of Ford Stock Fund Units or Associates Stock Fund Units, as appropriate, in the Accounts of all Participants who have not rejected such distribution, all determined as of the close of the New York Stock Exchange on the record date for the dividend.

     The Administration Committee shall from time to time determine the manner in which Participants shall be provided an opportunity to reject distribution of Company Stock and Associates Stock dividends or to change a prior election with respect to distribution. For administrative efficiency, the Committee may require Participants who elect to reject a distribution of dividends on either Company Stock or Associates Stock to reject a distribution of dividends on both Company Stock and Associates Stock.

     Distribution of such dividends shall be made as soon as practicable after receipt of such dividends by the Trustee.

     (e) Death of a Participant. In the event of the death of a Participant, any of the cash value of assets in his or her Account or Accounts under the Plan in respect of which the Participant shall have designated or be deemed pursuant to
Article XIV to have designated one or more beneficiaries hereunder shall be delivered to such beneficiaries who shall survive the Participant in accordance with such designation or deemed designation (to the extent effective and enforceable at the time of the Participant's death) and the provisions of the Plan, subject to subsection 7.4(j) and such regulations as the Administration Committee from time to time may prescribe, provided, however, that if the Trustee or the Administration Committee shall be in doubt as to the right of any such
                                       VII-5

beneficiary to receive the cash value of any of such assets, the Trustee may deliver the same to the estate of the Participant, in which case the Trustee, the several Participating Companies, the Administration Committee and the several members thereof and alternates for members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a Participant, the cash value of assets in his or her Account or Accounts under the Plan shall be delivered to his or her estate. Except as is provided in the immediately following sentence of this Subsection, in the event of death of a Participant, distribution of the Participant's Account shall be made to such Participant's beneficiary or beneficiaries (or estate, if there are no beneficiaries), hereunder as soon as practicable after notice of such Participant's death is received by the Company, and the foregoing shall apply notwithstanding any withdrawal or distribution election in effect at time of the death of a Participant. Notwithstanding the provisions of the immediately preceding sentence, effective September 1, 1998, or as soon as is administratively feasible thereafter, (a) if a Participant's beneficiary is the Participant's surviving spouse, if the Participant elected a distribution schedule which had commenced by the Participant's date of death, the Participant's Account shall continue to be paid to the surviving spouse pursuant to such schedule or, at the spouse's election at any time, in a lump sum, and
(b) if distribution of the Participant's Account had not commenced as of the Participant's date of death, the surviving spouse shall, for purposes of the distribution requirements and options under the Plan, be deemed a Participant; except that the surviving spouse shall be deemed to attain age seventy and one-half (70-1/2) on the date the Participant would have attained such age.

     7.4  Conditions Applicable to Withdrawals and Distributions.

     (a) Effective Date of Withdrawal. Except as is provided in Section 7.2(c) for systematic withdrawals, each withdrawal shall be made as of any business day (the last business day of any week if withdrawal includes assets from the Income
Fund), upon the Participant's request provided in such form and in such manner and at such time as the Administration Committee shall specify. The assets being withdrawn shall be delivered to the Participant as soon as practicable after the effective date of the withdrawal.

     (b) Assets Delivered. Upon and in accordance with a Participant's request for a withdrawal permitted under the Plan, there shall be delivered to the Participant the assets in his or her After-Tax Contributions Account which are attributable to his or her After-Tax Contributions or Earnings thereon, or in his or her Pre-Tax Contribution Account which are attributable to his or her Pre-Tax Contributions or Earnings thereon, or in his or her Company Matching Contributions Account. To the extent that any amounts of assets in his or her Company Matching Contributions Account were credited in respect of such After-Tax Contributions or Pre-Tax Contributions, the same not being vested shall be forfeited and shall be applied as provided in Article X hereof.

     (c) Distribution and Delivery. Each distribution shall be made as of the close of a business day (the last business day of any week if distribution includes assets from the Income Fund) and the assets being distributed shall be delivered to the Participant as soon as practicable after the effective date of the distribution.

                                     VII-6





     (d) Form of Distribution from Ford Stock Fund and Associates Stock Fund.

     (i) Whole Shares. Subject to the provisions of Section 9.2 hereof, and subject to such regulations as the Administration Committee from time to time may prescribe, a Participant requesting a withdrawal or required to receive a distribution may direct the Trustee to make distribution of the cash value of assets invested in the Ford Stock Fund or in the Associates Stock Fund in the form of whole shares of Company Stock or Associates Stock, as appropriate, and cash for any fraction of a share, such withdrawal or distribution to be based on a price per share equal to the market value of Company Stock or Associate Stock at the close of the New York Stock Exchange on the effective date of the withdrawal or distribution. The Participant so directing the Trustee shall pay all applicable transfer taxes incident to the withdrawal or distribution of such shares by the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the Participant. Notwithstanding the foregoing provisions of this paragraph, after December 31, 1999, distributions of Associates Stock shall be made only if and to the extent required by the provisions of Section 411(d)(6) of the Code.

     (ii) Fractional Interest. Any fractional interest in a share of Company Stock or Associates Stock shall not be subject to distribution or withdrawal. Settlement for any fractional interest in such security, upon distribution or withdrawal thereof, shall be made in cash based on the current market value or any applicable current redemption value of such security, as of the date of distribution or withdrawal, as the case may be.

     (e)  Forfeiture.  In the  case of a  distribution  of  assets  pursuant  to
Subsection 3.4(e)(5) hereof that is made from a Participant's After-Tax Contribution Account or Pre-Tax Contribution Account, to the extent that any portion of assets in the Participant's Company Matching Contributions Account
had been credited in respect of the Employee's After-Tax or Pre-Tax Contributions to which such assets are attributable, the same not being vested shall be forfeited and shall be applied as provided in Article X hereof.

     (f) Redeposits. If a Participant makes a withdrawal from his or her After-Tax Contributions Account or Pre-Tax Contributions Account pursuant to the provisions of Section 7.1 or 7.2 hereof and prior to the date on which related Company Matching Contributions and Earnings thereon have vested as determined pursuant to the provisions of Section 5.1 hereof, such Participant may subsequently elect to return to the Plan in a lump sum in cash the value as of the effective date of withdrawal of the assets and cash delivered pursuant to
Section 7.l or 7.2 hereof and thereby have restored to his or her Company Matching Contributions Account assets and cash having a value equal to the value, as of the effective date of withdrawal, of the assets attributable to Company Matching Contributions or Earnings thereon that had been forfeited. Any such return shall be made not later than the end of the five-year period beginning with the effective date of withdrawal or, if the Participant ceases to be employed by a Participating Employer, not later than the end of a period of five
                                     VII-7

consecutive Plan Years, beginning with the Plan Year in which the termination of employment occurred, during which the Participant is not employed on the last day of each Plan Year. For purposes of determining whether a Participant has not been employed for five consecutive Plan Years, any year in which the Participant Years, any year in which the Participant is absent on the last day of the year by reason of pregnancy of the Participant, birth of a child of the Participant, placement of a child with the Participant in connection with the adoption of such child by such Participant, or for purposes of child care immediately following such birth or placement shall be disregarded. Termination of employment for purposes of this Subsection 7.4(f) shall mean, in the case of a Participant who is laid off because of a reduction in force, the later of the date on which such layoff begins or the effective date of withdrawal pursuant to the provisions of Section 7.1 or 7.2 hereof by such Participant.

     If any such return is made on or before December 31 of the year in which the effective date of withdrawal occurs, the cash value of the amount so returned or so restored shall be included in the Plan Year from which the withdrawal was made and if made after such December 31, in the Plan Year which succeeds the Plan Year from which withdrawal was made by one year for each December 31 that occurs on or after the effective date of the withdrawal and prior to the date of such return.

     The amount of cash so returned and any assets acquired therewith shall be treated as After-Tax Contributions for purposes of determining the extent to which assets attributable to Company Matching Contributions or Earnings thereon have vested pursuant to Section 5.1 hereof, subsequent distributions or withdrawals pursuant to Section 7.1 or 7.2 hereof, reporting to Participants pursuant to Subsection 10.7(a) hereof and voting of Company Stock pursuant to
Section 9.3 hereof. The assets so restored shall be treated as attributable to Company Matching Contributions for all purposes of the Plan.

     The cash so returned shall be invested in the available investment elections as elected by the Participant.

     Upon such return, the restored assets shall vest and shall continue to vest as provided in Section 5.1.

     (g) Direct Rollovers.

          1. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this part, a Participant may elect, at the time and in the manner prescribed by the Administration Committee, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the Participant in a direct rollover.

          2. Eligible rollover distribution: An eligible rollover distribution is any withdrawal or distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for
                                                   VII-8
               the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

          3. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 404(a) of the Code, or a qualified plan described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution with respect to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          4. Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     (h) Reduction for Loans. For purposes of any distribution of assets in a Participant's Account pursuant to Section 7.3 hereof, the cash value of assets in the Participant's Account shall be reduced by the balance of any loan made to such Participant as provided in Article VI hereof and interest thereon that is unpaid at the effective date of such distribution.

     (i) Assets Held for Benefit of Alternate Payee. Assets held for the benefit of an alternate payee pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code and Section 206(d) of ERISA shall be distributed prior to the date on which assets would be distributed to a Participant if such order so requires; provided that such order requires distribution of all assets held for the benefit of such alternate payee.

     (j) Amounts Payable to Incompetents or Minors. If the Administration Committee shall find that any person to whom any payment is payable from the Plan is unable to care for his or her affairs because of illness, accident, or disability, or is a minor, any payment due may be paid to the spouse, child, a parent, or a brother or sister of such person, or to a trust for the benefit of such person, or to a conservator approved by a court for the benefit of such person (when such conservator is supervised or required to provide periodic accountings to the court or agency of the court), or to any person deemed by the Administration Committee to have incurred expense for such person otherwise entitled to payment (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative). In addition, the Administration Committee may make distributions on behalf of minors to parties it deems appropriate under any Uniform Transfer to Minors Act. Any such payment shall be a complete discharge of the liabilities of the Plan therefor.

     (k) Forfeiture Upon Inability to Locate or Identify Participant or Beneficiary. In the event that distribution to a Participant or his or her beneficiary or beneficiaries cannot be made because the identity or location of
                                       VII-9
such Participant or such beneficiary or beneficiaries cannot be determined after reasonable efforts, and if the assets in such Participant's Account for that reason remain undistributed for a period of one year, the Administration Committee may direct that the assets in such Participant's Account and all further benefits with respect to such person shall be forfeited and all liability for the payment thereof shall terminate; provided, however, that in the event that the identity or location of the Participant or beneficiary is subsequently determined, the value of the assets in such Participant's Account at the date of forfeiture shall be paid by the Company to such person in a single sum. The value of the assets so forfeited shall be applied, as soon as practicable, to reimburse the Company for its expense in administering the Plan. For such purposes, the value of the assets shall be determined as of the date of the forfeiture.

     (l) Termination of Employment. For purposes of Sections 7.1, 7.2 and 7.3 hereof, no termination of employment by a Participant shall be deemed to have occurred in any instance

          (i) where, not later than 30 days after the occurrence of an event which in the absence of this provision would constitute a termination of his or her employment hereunder, he or she becomes regularly employed by an Affiliated Employer, or

          (ii) where the Participant shall have been laid off due to a reduction in force, or

          (iii)where the Participant shall have been released due to the Participant's continued disability, or

          (iv) where the Participant shall have been granted a military leave of absence, and either (A) the Participant's employment subsequently is reinstated under then applicable personnel policies of the employer or (B) within the period so provided for reinstatement, the Participant either dies, becomes eligible for Retirement pursuant to the provisions of any Retirement Plan, or

          (v)  where the Participant shall have become employed by a Subsidiary.

     7.5 Transfer of Assets to Savings Plan of a Subsidiary by Which Participant is Employed. Subject to such administrative requirements as the Administration Committee shall from time to time establish and subject to acceptance by the transferee plan, a Participant may elect to have transferred from the Plan all, but not less than all, amounts, either in the form of cash, Ford Stock, or, prior to March 3, 1998, Associates Stock, in such Participant's Accounts under the Plan to a defined contribution plan (within the meaning of Section 414(i) of the Code) of a Subsidiary where such Participant is employed at the time of transfer; provided that such plan imposes limitations on the distribution of the Partici- pant's Pre-Tax Contributions that are at least as restrictive as the restrictions of Section 7.1(a) hereof of this Plan. Any nonvested assets in the transferred Employee's Account under the Plan shall be fully vested upon transfer of a Parti- cipant to a subsidiary and election by the Employee to have amounts in the Participant's Accounts under the Plan transferred to a defined contribution plan of such Subsidiary. Such an election may be made within a period of one year following transfer of employment or, if later, September 30, 1995.

                                        VII-10

                                  ARTICLE VIII
                                  ------------

                               Investment Options
                               ------------------


     8.1 Ford Stock Fund. The Trustee shall establish and administer the Ford Stock Fund in accordance with the following:

          (a)  Investments.

               For each Participant who elects pursuant to Section 4.1 hereof to have contributions invested in the Ford Stock Fund or for whom a transfer is made to the Ford Stock Fund as provided in Section
               4.2 hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

               The Ford Stock Fund shall be invested primarily in shares of Company Stock; a small portion of the Fund shall be invested in cash or cash equivalent or other short-term investments to provide liquidity for daily activity. It is expected that about one to two percent of the total assets in the Fund will be held in cash or cash equivalent or other short-term investments, but the percentage may be higher or lower, depending upon the expected liquidity requirements of the Fund. Investments of all or a portion of Ford Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Ford Stock Fund.

          (b)  Ford Stock Fund Units.

               Participants shall have no ownership in any particular asset of the Ford Stock Fund. The Trustee shall be the sole owner of all Ford Stock Fund assets. Proportionate interests in the Ford

               Stock Fund shall be expressed in Ford Stock Fund Units. All Ford Stock Fund Units shall be of equal value and no Ford Stock Fund Unit shall have priority or preference over any other. Ford Stock Fund Units shall be credited by the Trustee to Accounts of Participants as of each valuation date.

          (c)  Ford Stock Fund Unit Prices.

               The term "Ford Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Ford Stock Fund Unit expressed to the nearest cent. The Ford Stock Fund Unit Price as of October 1, 1995 was $10.00, as determined by the Adminis-tration Committee. The number of Ford Stock Fund Units as of October 1, 1995 was determined by dividing the market value of shares of Company Stock and cash received by the Trustee for investment in the Ford Stock Fund by such Ford Stock Fund


                                               VIII-1

               Unit Price. Thereafter, the Ford Stock Fund Unit Price shall be redetermined as of the close of the New York Stock Exchange on each business day that is a trading day of the New York Stock Exchange. The Ford Stock Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Ford Stock Fund on such business day by the number of Ford Stock Fund Units outstanding on such business day. Ford Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Participants' Accounts effective as of any such business day. Net asset value of the Ford Stock Fund shall be computed as follows:

               (i) Company Stock shall be valued at the closing price on the New York Stock Exchange on such business day, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.

               (ii) All  other  assets of the Ford  Stock  Fund,  including  any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

               (iii)Ford Stock Fund Units  credited  to  Participants'  Accounts with respect to Tax-Efficient Savings Contributions made during any month shall be credited at the Ford Stock Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee or as soon thereafter as is practicable. Ford Stock Fund Units withdrawn or distributed shall be valued at the Ford Stock Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.

               (iv) Except  as is  otherwise  provided  in  directions  from the
                    Company, or dictated by the Trustee's trust accounting conventions, investment transactions, income and any expenses chargeable to the Ford Stock Fund will be accounted for on an accrual basis.

          (d)  Distribution and Withdrawal From Ford Stock Fund.

               The cash value of assets in the Ford Stock Fund shall be distributed to Participants or may be withdrawn by Participants

                                                VIII-2

               only in accordance with Sections 7.1, 7.2 and 7.3 hereof. All distributions and withdrawals shall be in cash, except that a Participant making a withdrawal or receiving a distribution may direct the Trustee to make such withdrawal or distribution in the form of whole shares of Company stock, based on the closing price on the New York Stock Exchange on the effective date of such withdrawal or distribution.

          (e)  Registered Name.

               Securities held in the Ford Stock Fund may be registered in the name of the Trustee or its nominee.

          (f)  No Commission.

               No commission shall be charged to the Plan or any trust under the Plan in connection with any acquisition by the Plan of Company Stock from the Company, whether by cash purchase, exchange, conversion or otherwise.

     8.2. Associates Stock Fund. Effective April 1, 1997, the Trustee shall establish and through December 31, 1999, shall administer the Associates Stock Fund in accordance with the following:

          (a)  Investments.  For each Participant who elects pursuant to Section
               4.1 hereof to have contributions invested in the Associates Stock Fund or for whom a transfer is made to the Associates Stock Fund as provided in Section 4.2 hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

               Investments  shall be made  primarily  in  shares  of  Associates
               Stock; a small portion shall be invested in short-term investments to provide liquidity for daily activity. It is expected that about one or two percent of the Fund will be held in short-term investments, but the percentage may be higher or lower, depending upon the expected liquidity requirements of the Fund.

               Investments of all or a portion of Associates Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Associates Stock Fund.

          (b) Associates Stock Fund Units. Participants shall have no ownership in any particular asset of the Associates Stock Fund. The Trustee shall be the sole owner of all Associates Stock Fund assets. Proportionate interests in the Associates Stock Fund shall be expressed in Associates Stock Fund Units. All Associates Stock fund Units shall be of equal value and no


                                             VIII-3


               Associates Stock Fund Unit shall have priority or preference over any other. Associates Stock Fund Units shall be credited by the Trustee to Accounts of Participants as of each valuation date.

          (c) Associates Stock Fund Unit Prices. The term "Associates Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Associates Stock Fund Unit expressed to the nearest cent. The Associates Stock Fund Unit Price as of April 1, 1997 was $10.00, as established by the Administration Committee. Thereafter, the Associates Stock Fund Unit Price has been and shall be redetermined at the end of each business day that is a trading day of the New York Stock Exchange. The Associates Stock Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Associate Stock Fund on such business day by the number of Associates Stock Fund Units outstanding on such business day. Associates Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Participants' Accounts effective as of any such business day. Net asset value of the Associates Stock Fund shall be computed as follows:

               (i) Associates Stock shall be valued at the closing price on the New York Stock Exchange on such business day, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.

               (ii) All other assets of the Associates Stock Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

               (iii)Associates   Stock  Fund  Units  credited  to  Participants'
                    Accounts with respect to Pre-Tax Contributions made during any month shall be credited at the Associates Stock Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee or as soon thereafter as is practicable. Associates Stock Fund Units withdrawn or distributed shall be valued at the Associates Stock Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.

                                    VIII-4


               (iv) Except  as is  otherwise  provided  in  directions  from the
                    Company, or dictated by the Trustee's trust accounting conventions, investment transactions, income and any expenses chargeable to the Associates Stock Fund will be accounted for on an accrual basis.

          (d) Distribution and Withdrawal from Associates Stock Fund. The cash value of assets in the Associates Stock Fund shall be distributed to Participants or may be withdrawn by Participants only in accordance with Sections 7.l, 7.2 and 7.3 hereof. All distributions and withdrawals shall be in cash, except that a Participant making a withdrawal or receiving a distribution may direct the Trustee to make such withdrawal or distribution in the form of whole shares of Associates Stock, based on the closing price on the New York Stock Exchange on the effective date of such withdrawal or distribution.

          (e) Registered Name. Securities held in the Associates Stock fund may be registered in the name of the Trustee or its nominee.

          (f) Cessation of Associates Stock Fund. The Associates Stock Fund shall cease to operate and shall cease to be an investment election under the Plan at the close of the New York Stock Exchange on December 31, 1999, and all assets remaining in the Associate Stock Fund as of the close of the Exchange on such day shall be transferred to and converted into investments in the Ford Stock Fund as soon thereafter as is practicable. The Trustee, upon written directions from the Secretary or Vice President and Treasurer of the Company, shall convert the assets in the Associates Stock Fund into cash or cash equivalent or other short-term investments in an orderly manner in anticipation of such transfer to the Ford Stock Fund.

     8.3 Nondisclosure Requirements. The Trustee shall agree that all information concerning a Participant's investment in the Ford Stock Fund or Associates Stock Fund, exchanges in or out of the funds, or the voting of shares of stock represented by a Participant's proportionate interest in the funds shall not be disclosed to any party except to the extent necessary to administer the Plan. The Administration Committee shall be responsible for ensuring that the provisions of this subparagraph are complied with and shall have the authority to determine, in good faith, when and what extent disclosure shall be necessary in administering the Plan.

     8.4 Common Stock Fund. The Trustee shall establish and administer the Common Stock Fund in accordance with the following:

          (a)  Investments.  For each Participant who elects pursuant to Section
               4.1 hereof to have Contributions invested in the Common Stock Fund or for whom a transfer is made to the Common Stock Fund as provided in Section 4.2 hereof, the Trustee shall invest the sums



                                                VIII-5

               so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

               Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the publicly traded Company Stocks (i) of the 500 corporations included in Standard and Poor's 500 Index and (ii) of the corporations having capitalizations of at least $100 million as publicly reported from time to time and not included in the Standard and Poor's 500 Index. Assets shall be invested in the Company Stock of each of such corporations in the same percentage weighting as the capitalization of such corporation is as a percentage of the total of the capitalizations of all of such corporations.

               Investments of all or a portion of Common Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Common Stock Fund. A portion of the funds of the Common Stock Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded Company Stocks may be selected by the Company for investments of Common Stock Fund assets in the event Standard and Poor's Corporation discontinues its 500 Index or for other reasons.

          (b) Common Stock Fund Units. Participants shall have no ownership in any particular asset of the Common Stock Fund. The Trustee shall be the sole owner of all Common Stock Fund assets. Proportionate interests in the Common Stock Fund shall be expressed in Common Stock Fund Units. All Common Stock Fund Units shall be of equal value and no Common Stock Fund Unit shall have priority or preference over any other. Common Stock Fund Units shall be credited by the Trustee to accounts of Participants as of each valuation date.

          (c) Common Stock Fund Unit Prices. The term "Common Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Common Stock Fund Unit expressed to the nearest cent. The Common Stock Fund Unit Price as of March 31, 1986 was $10. Thereafter, the Common Stock Fund Unit Price has been and shall be redetermined each business day that is a trading day on the New York Stock Exchange. The Common Stock Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Common Stock Fund on such business day by the number of Common Stock Fund Units outstanding on such business day. Common Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Participants' Accounts effective as of any such business day. Net asset value of the Common Stock Fund shall be computed as follows:

                                                   VIII-6



               (i) Securities listed on a national stock exchange shall be valued at the closing price on the valuation date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made, in either case as reported on the primary exchange.

               (ii) Securities traded only in over-the-counter  markets shall be valued at the mean of the closing bid and asked prices as listed in a publication or publications selected by the Trustee for the valuation date, or the next preceding day for which such prices are available, if not available for the valuation date.

               (iii)All other  assets of the Common  Stock Fund,  including  any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

               (iv) Common Stock Fund Units credited to  Participants'  Accounts with respect to After-Tax Contributions or Pre-Tax Contributions made during any month shall be credited at the Common Stock Fund Unit Price determined as of the close of business on the day that contributions are received by the Trustee or as soon thereafter as is practicable. Common Stock Fund Units withdrawn or distributed shall be valued at the Common Stock Fund Unit Price at the close of business on the effective date of such withdrawal or distribution.

               (v) Investment transactions, income and any expenses chargeable to the Common Stock Fund will be accounted for on an accrual basis.

     (d) Distribution and Withdrawal From Common Stock Fund. The cash value of assets in the Common Stock Fund shall be distributed to Participants or may be withdrawn by Participants only in accordance with Sections 7.1, 7.2 and 7.3 hereof. All distributions and withdrawals shall be only in cash.

     (e) Voting Stock. The Trustee shall be entitled, itself or by proxy, to vote in its discretion all shares of voting stock in the Common Stock Fund.

                                      VIII-7


     (f) Registered Name. Securities held in the Common Stock Fund may be registered in the name of the Trustee or its nominee.

     8.5 Bond Fund. The Trustee shall establish and administer the Bond Fund in accordance with the following:

     (a) Investments. For each Participant who elects pursuant to Section 4.1 hereof to have Contributions invested in the Bond Fund or for whom a transfer is made to the Bond Fund as provided in Section 4.2 hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

          Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the Lehman Brothers Aggregate Bond Index (the "Lehman Aggregate Index"). Assets shall be invested in a portfolio of Treasury notes and bonds, corporate notes and bonds and mortgage-backed securities and other securities that, in the aggregate, typify the securities that are included in the Lehman Aggregate Index.

          Investments of all or a portion of Bond Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund, such investments are consistent with the objective of the Bond Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Bond Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded fixed income securities may be selected by the Company for investments of Bond Fund assets in the event the Lehman Aggregate Index is discontinued or for other reasons.

     (b) Bond Fund Units. Participants shall have no ownership in any particular asset of the Bond Fund. The Trustee shall be the sole owner of all Bond Fund assets. Proportionate interests in the Bond Fund shall be expressed in Bond Fund Units. All Bond Fund Units shall be of equal value and no Bond Fund Unit shall have priority or preference over any other. Bond Fund Units shall be credited by the Trustee to Accounts of Participants as of each valuation date.

     (c) Bond Fund Unit Prices. The term "Bond Fund Unit Price," as used herein, shall mean the value in money of an individual Bond Fund Unit expressed to the nearest cent. The Bond Fund Unit Price as of January



                                               VIII-8
          1, 1993 was $10. Thereafter, the Bond Fund Unit Price has been and shall be redetermined each business day that is a trading day on the New York Stock Exchange. The Bond Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Bond Fund on such business day by the number of Bond Fund Units outstanding on such business day. Bond Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Participants' accounts effective as of any such business day. Net asset value of the Bond Fund shall be computed as follows:

          (i) All assets of the Bond Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

          (ii) Bond Fund Units credited to Participants' Accounts with respect to After-Tax Contributions or Pre-Tax Contributions made during any month shall be credited at the Bond Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee or as soon thereafter as is practicable. Bond Fund Units withdrawn or distributed shall be valued at the Bond Fund Unit Price at the close of business on the effective date of such withdrawal or distribution.

          (iii)Investment transactions, income and any expenses chargeable to the Bond Fund will be accounted for on an accrual basis.

     (d) Distribution and Withdrawal From Bond Fund. The cash value of assets in the Bond Fund shall be distributed to Participants or may be withdrawn by Participants only in accordance with Sections 7.1, 7.2 and 7.3 hereof. All distributions and withdrawals shall be only in cash.

     (e) Registered Name. Securities held in the Bond Fund may be registered in the name of the Trustee or its nominee.

     8.6  Interest Income Fund.

          The Trustee shall establish and manage the Interest Income Fund in accordance with the following:

          (a)  Investments.

               For each Participant who elects pursuant to Section 4.1 hereof to have Contributions invested in the Interest Income Fund or
                                                     VIII-9

               for whom a transfer is made as provided in Section 4.2 hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of one or more persons, companies, corporations or other organizations appointed by the Company. The Trustee may be appointed for such purpose.

               Investments shall be made with the objective of providing a broadly diversified, stable value investment in which the value of the Participant's investment does not fluctuate except for the addition of interest credited to the Participant's Account. The interest rate payable on assets in the Interest Income Fund will be declared annually in advance and may be changed each calendar year.

               The Trustee shall invest the contributions, and Earnings thereon, received for the Accounts of Participants who elect to invest in the Interest Income Fund according to the advice of the Interest Income Fund Advisor. Assets in such Fund shall be invested in a well diversified portfolio of fixed income securities, including investment contracts with insurance companies and other organizations, individual fixed income securities, and units in fixed income collective funds. Securities may be sold without regard to the length of time they have been held. Investments shall be subject to such additional restrictions as from time to time shall be provided in the agreement designating or appointing the Interest Income Fund Advisor. To the extent that the actual return on assets in the Fund is more or less than the declared rate of interest for the current year, the rate of interest declared and paid for succeeding years will be adjusted upward or downward.

               Investments of all or a portion of Interest Income Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or any person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund, such investments are consistent with the objective of the Interest Income Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Interest Income Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund.

          (b)  Crediting of Interest.

               The Trustee periodically shall credit to the appropriate Interest Income Fund Accounts of Participants interest at the

                                                   VIII-10


               rate declared prior to the commencement of each calendar year.

          (c) Reduction in Fund Value. In the event that the total value of the Interest Income Fund is reduced for any reason (other than by reason of distributions to or withdrawals or transfers by Participants pursuant to the Plan), the Trustee shall reduce the total amount credited to the Account of each Participant with respect to the Interest Income Fund by a proportionate amount.

          (d)  Distribution From Fund and Withdrawals from Interest Income Fund.

               Cash credited to Participants' Accounts with respect to the Interest Income Fund shall be distributed to Participants or may be withdrawn by Participants only in accordance with Sections 7.1, 7.2 and 7.3 hereof. All distributions and withdrawals shall be only in cash.

          (e)  Interest Income Fund Value.

               The term "Value" as used herein shall mean the value in money of the net assets in the Interest Income Fund. The Interest Income Fund Value shall be determined each business day that is a trading day on the New York Stock Exchange. Interest Income Fund Values shall be determined before giving effect to any distribution or withdrawal and before crediting contributions or transfers to Participants' Accounts effective as of any such business day. The Value of the Interest Income Fund shall be computed as follows:

               (i) All assets of the Interest Income Fund shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information.

               (ii) Investment transactions,  income and any expenses chargeable to the Interest Income Fund will be accounted for on an accrual basis.

          (f)  Registered Name.

               Securities held in the Interest Income Fund may be registered in the name of the Trustee or its nominee.


                                        VIII-11


     8.7  Income Fund.

          (a) Subaccounts. For each Participant who elected prior to January 1, 1996 pursuant to Section 4.1 hereof to have After-Tax Contributions or Pre-Tax Contributions invested in the Income

               Fund or for whom a transfer was made prior to January 1, 1996 to the Income Fund as provided in Section 4.2 hereof, the Trustee established an Income Fund subaccount or subaccounts, which shall continue to be parts of the Participant's Accounts under the Plan, and credit to such subaccounts the sums transferred or invested under such Participant's election or elections.

          (b) Crediting Accounts. The Trustee periodically shall credit to the appropriate Income Fund subaccount of such Participant proportionate amounts of any increases in the total amount credited to the account of the Trustee under the applicable Income Fund Contract (other than increases due to payments by the Trustee to the Income Fund Manager).

          (c) Reduction in Fund Value. In the event that the total amount credited at any time to the account of the Trustee under the applicable Income Fund Contract is reduced for any reason (other than by reason of payments by the Income Fund Manager to the Trustee for distributions to or withdrawals by Participants pursuant to the Plan), the Trustee shall reduce the total amount credited to the subaccount or subaccounts of each Participant by a proportionate amount.

          (d) Distribution and Withdrawals from Income Fund. Cash credited to Participants' subaccounts with respect to the Income Fund shall be distributed to Participants or may be withdrawn by Participants only in accordance with Sections 7.1, 7.2 and 7.3 hereof.

          (e) Income Fund Contracts. The Company entered into one or more Income Fund Contracts with one or more insurance companies or other organizations for Participants electing the Income Fund option provided in this Subsection 8.7.

     8.8 Mutual Funds. Each of the Mutual Funds offered as an investment election under the Plan shall be described in a prospectus for each such Mutual Fund and each such prospectus shall be provided to each Participant of the Plan who requests such prospectus.

     8.9 Investment of Dividends, Interest, Etc. Except as is provided in the following paragraph of this Section 8.9, cash dividends, interest, and cash proceeds of any other distribution in respect of any investment funds available under this Plan shall be invested in the respective Funds giving rise to same; except that, commencing with respect to Company Stock with the dividend payable in the third quarter of 1996, and commencing with the establishment of the Associates Stock Fund but ceasing with respect to that Fund as of March 3, 1998, all or a portion of cash dividends paid on Company stock held in the Ford Stock Fund that have not been in the Plan continuously since January 1, 1989 and

                                      VIII-12
all of the cash dividends on the Associates Stock in the Associates Stock Fund shall be distributed in accordance with the provisions of Subsection 7.3(d) to Participants who have elected to invest in the Ford Stock Fund and/or Associates Stock Fund, unless such Participants elect not to receive such dividends.

Cash dividends on Company Stock in the Ford Stock Fund that are not distributed to Participants shall be invested on behalf of the Participants entitled thereto in the Ford Stock Fund through the purchase of additional Ford Stock Fund Units. Until March 3, 1998, cash dividends on Associates Stock in the Associates Stock Fund that are not distributed to Participants shall be invested on behalf of the Participants entitled thereto in the Associates Stock Fund through the purchase of additional Associates Stock Fund Units. Cash dividends paid on Associates Stock in the Associates Stock Fund after March 2, 1998, shall be invested on behalf of Participants who have investments in the Associates Stock Fund in the Ford Stock Fund through the purchase of additional Ford Stock Fund Units.

                                     VIII-13

                                   ARTICLE IX
                                   ----------

                                     Trustee
                                     -------


     9.1 Appointment of Trustee. The Company, by action of its Vice President - Human Resources, Vice President and Treasurer and Vice President - General Counsel shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any Employee, Participant or beneficiary or any other Participating Employer, enter into such Trust Agreement with the Trustee and from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such Trust Agreement or further agreements and take such other steps and execute such other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

     The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except the custody of assets, the voting of Company Stock held by the Trustee and the purchase and sale or redemption of securities.

     9.2 Purchases of Securities by the Trustee. After-Tax Contributions, Pre-Tax Contributions and Company Matching Contributions and Earnings thereon in the Accounts of Participants shall be invested by the Trustee as soon as practicable after receipt thereof by the Trustee.

     The shares of Company Stock from time to time required for purposes of the Plan shall be purchased by the Trustee from the Company, or from such other person or corporation, on such stock exchange or in such other manner, as the Company by action of its Board of Directors or any committee or person designated by the Board of Directors, from time to time in its sole discretion may designate or prescribe, provided, however, that except as required by any such designation by the Board of Directors, such shares shall be purchased by the Trustee from such source and in such manner as the Trustee from time to time in its sole discretion may determine. Any shares so purchased from the Company may be either treasury stock or newly-issued stock, and shall be purchased at a price per share equal to the closing price on the New York Stock Exchange on the date of purchase.

     The shares of Associates Stock from time to time required for purposes of the Plan shall be purchased by the Trustee from such persons or corporations (other than Associates First Capital Corporation), on such stock exchange and in such manner as shall be prescribed in the Trust Agreement.

     Anything herein to the contrary notwithstanding, the Trustee shall not invest any of the funds in the Ford Stock Fund in any shares of Company stock, unless at the time of purchase thereof by the Trustee such shares shall be listed on the New York Stock Exchange.

     The shares of Company Stock and Associates Stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in Section
9.3 hereof.

                                      IX-1

     In the event that any option, right or warrant shall be received by the Trustee on Company Stock or Associates Stock, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, unless the Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Committee may prescribe.

     9.3 Voting of Company Stock and Associates Stock. The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Company Stock and Associates Stock represented by the proportionate interests in the Accounts of Participants in the Ford Stock Fund, the Associates Stock Fund, or otherwise held by the Trustee under the Plan as follows:

     A. The Company shall adopt reasonable measures to notify the Participant of the date and purposes of each meeting of stockholders of the Company or the Associates First Capital Corporation at which holders of shares of Company Stock or Associates Stock shall be entitled to vote, and to request instructions from the Participant to the Trustee as to the voting at such meeting of full shares of stock and fractions thereof represented by the proportionate interests of the Participant in the Ford Stock Fund or Associates Stock Fund.

     B. In each case, the Trustee, itself or by proxy, shall vote full shares of stock and fractions thereof represented by the proportionate interests of the Participant in the Ford Stock Fund or Associates Stock fund in accordance with the instructions of the Participant.

     C. If prior to the time of such meeting of stockholders the Trustee shall not have received instructions from the Participant in respect of any shares of Company Stock or Associates Stock represented by the proportionate interests of the Participant in the Ford Stock Fund or Associates Stock fund, the Trustee shall vote thereat such shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Company Stock with respect to which the Trustee has received instructions from Participants.

                                   ARTICLE X
                                   ---------

            Application of Forfeited Company Matching Contributions
            -------------------------------------------------------

     Any of the assets attributable to Company Matching Contributions or Earnings thereon which shall be forfeited in a Participant's Company Matching Contributions Account pursuant to the provisions of Sections 5.2, 7.1 or 7.2 hereof, shall be applied, as soon as practicable, first, to the payment of certain expenses of the Plan incurred on or after July 1, 1981, as provided in
Section 11.5 hereof, and thereafter, to the extent available, to reduce the amount of any Company Matching Contributions under the Plan or, if the Plan shall be terminated, the cash value of any of such assets not so applied from time to time shall be credited ratably to the respective Company Matching Contributions Accounts of the Participants in the Plan as of the day immediately following the date of forfeiture. Notwithstanding the provisions of Section 5.2 hereof, any of the assets so credited to a Participant's Company Matching Contributions Account, and any increment thereof, shall, at the time of distribution or withdrawal thereof, be deemed to have vested in such account. The cash value of assets applied to reduce the amount of the Company Matching Contribution for any month, or applied to the payment of certain expenses of the Plan, pursuant to the provisions of this Article X, shall be valued as of the close of business on the relevant date.

                                   ARTICLE XI
                                   ----------

                          Operation and Administration
                          ----------------------------

     11.1 Named Fiduciary. Pursuant to ERISA the Company shall be the sole named fiduciary with respect to the Plan and shall have authority to control and manage the operation and administration of the Plan.

     11.2 Power of Company Officers and Designees.

     (a) Appointment and Renewal of Trustees and Investment Advisors, Plan Amendments, and Suspension of Plan. The Vice President - Human Resources, the Vice President and Treasurer and the Vice President - General Counsel shall have the authority, on behalf of the Company, to appoint and remove Trustees and investment advisors under the Plan, to approve policies relating to the allocation of contributions and the distribution of assets among Trustees and investment advisors, to approve Plan amendments and to modify the Plan or suspend the operation of any provisions of the Plan; provided, however, only the Board of Directors shall have authority to amend provisions relating to the extent of Company Matching Contributions and the offering of Company Stock as an investment election.

     (b) Trust Agreements, Investment Advisor Agreements, Etc. The Vice President and Treasurer shall be authorized on behalf of the Company to contract and enter into ancillary agreements with the Trustees and investment advisors under the Plan and to determine the form and terms of the Trust Agreements, investment advisor agreements, and agreements ancillary thereto, to allocate contributions and distribute assets among Trustees and investment advisors, and to appoint an auditor under the Plan, and shall have authority to designate other persons to carry out specific responsibilities in connection therewith; provided, however, that such actions shall be consistent with ERISA, the policy of the Board of Directors and the Plan. The Vice President and Treasurer and the Vice President - General Counsel shall each be authorized on behalf of the Company (a) to give directions to Trustees and investment advisors required or permitted under Trust Agreements, investment advisor agreements, and agreements ancillary thereto, and
          (b) to designate in writing persons to act on behalf of the Company under and in connection with the Trust Agreements, investment advisor agreements, and agreements ancillary thereto, and to certify to the Trustees and investment advisors that such persons, which may include the Vice President and Treasurer and the Vice President - General Counsel, are authorized to act on behalf of the Company under or in connection with the Trust Agreements, investment advisor agreements, and agreements ancillary thereto. The instrument pursuant to which an individual is certified or authorized to act on behalf of the Company shall constitute a written designation for purposes of the immediately preceding sentence.

     (c) Appointment of Administration Committee, Determinations of Prior Service in Connection with Certain Corporate Transactions, and Certain Allocations of Responsibility. Except as otherwise provided in this
          Article XI or elsewhere in the Plan, the Vice President - Human

                                             XI-1
          Resources and the Vice President and Treasurer are designated to carry out the Company's responsibilities with respect to the Plan, including, without limitation, appointment and removal of members of the Administration Committee and determination of prior service for eligibility purposes under the Plan in the event of acquisition by a Participating Employer or Affiliated Employer (by purchase, merger, or otherwise) of all or part of the assets of another business organization and in the event of the employment by a Participating Employer or Affiliated Employer of all or a substantial number of individuals employed in the operations of an employer that is not a Participating Employer or Affiliated Employer; provided that such prior service may also be provided for in instruments created by duly authorized officers or agents of the Company in connection with the transactions whereby assets are acquired or individuals become employees of a Participating Employer or Affiliated Employer. The Vice President - Human Resources and the Vice President and Treasurer may allocate responsibilities between themselves and may designate other persons to carry out specific responsibilities on behalf of the Company.

     (d) Company Action and Title Capacities. Any Company director, officer or employee who shall have been expressly designated pursuant to the Plan to carry out specific Company responsibilities shall be acting on behalf of the Company. Any person or group of persons may serve in more than one capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibilities such person has under the Plan.

     11.3 Administration Committee.

     (a) Appointment of Administration Committee. The Company, by action of its Vice President - Human Resources and its Vice President and Treasurer, shall create a Savings and Stock Investment Plan Administration Committee consisting of at least three members. The Company shall from time to time designate the members of the Administration Committee and an alternate for each of such members, who shall have full power to act in the absence or inability to act of such member. The Administration Committee shall appoint its own Chairman and Secretary, and shall act by a majority of its members, with or without a meeting. At the Trustee's request, the Secretary or an Assistant Secretary of the Company shall from time to time notify the Trustee of the appointment of members of the Administration Committee and alternates and of the appointment of the Chairman and Secretary of the Administration Committee, upon which notices the Trustee shall be entitled to rely.

     (b) Powers of Administration Committee. The Administration Committee shall have full power and authority to administer the Plan, interpret its provisions, and make factual determinations concerning claims for benefits and other matters relating to the administration of the Plan. Any interpretation of the provisions of the Plan or findings of fact by the Administration Committee shall be final and conclusive, and shall bind and may be relied upon by the several Participating Companies, each of their employees, the Trustee and all Participants and other parties in interest. In addition, the Administration Committee shall have the full power and authority to supply rules for matters not
                                            XI-2
          covered by the Plan and to supply missing terms, provided that all such actions shall be in writing and shall be consistent with existing Plan provisions.

     11.4 Investment Process Committee. The Company, by action of the Vice President - Treasurer, the Vice President Human Resources, and the Vice President - General Counsel shall create an Investment Process Committee. The Investment Process Committee shall recommend investment process guidelines to the Vice Presidents for their approval. Such guidelines shall include:

     (a) the types of investment options to be offered under the Plan, with due regard to the risk and return characteristics of such options and the need to offer a reasonable array of such risk and return alternatives;
     (b) the number of investment options of each type to be offered under the Plan, consistent with the range of risk and return characteristics deemed appropriate;
     (c) criteria for the selection of individual investment options for inclusion in the Plan;
     (d) procedures for reviewing the performance of investment options offered under the Plan; and
     (e) criteria mandating the removal of investment options from availability under the Plan.

After such guidelines have been approved by the Vice Presidents, the Investment Process Committee shall meet at least semiannually to (1) review the guidelines for continuing propriety, (2) review the performance of investment options pursuant to the criteria regarding the removal of investment options from availability under the Plan, and (3) recommend changes to the guidelines for approval by the Vice Presidents. The Investment Process Committee shall recommend to the Vice Presidents, for their approval, any changes to the investment process guidelines that the Committee deems appropriate. If changes to the investment options are required, the Investment Process Committee shall recommend additional options, the deletion of options, and, if appropriate, the replacement of options to the Vice Presidents for their approval.

     11.5  Indemnification.   No  member  of  the  Administration  Committee  or
alternate for a member or member of the Investment Committee or director, officer or employee of any Participating Employer shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own lack of good faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Administration Committee or an alternate for a member or a member of the Investment Committee, or a director, officer or employee of any Participating Employer, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company's written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a

                                     XI-3

finding of his or her lack of good faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Employer may have to indemnify him or her or hold him or her harmless.

     11.6 Payment of Expenses. Brokerage commissions and transfer taxes on the purchase and sale of Common Stock Fund securities shall be paid from Common Stock Fund assets by the Trustee. The expenses of any collective, common, or commingled fund in which Common Stock Fund assets may be invested pursuant to
Section 8.4 hereof shall be paid from the assets in such collective, common or commingled fund. Brokerage commissions and transfer taxes on the purchase and sale of Bond Fund securities and (to the extent not paid by the Company) investment management fees shall be paid from Bond Fund assets by the Trustee. Earnings credited to the account of the Trustee under any Accumulation Fund contract may be net of such charges by the Accumulation Fund Manager as may be provided in such contract. Brokerage commissions and transfer taxes on the purchase and sale of Interest Income Fund securities shall be paid from Interest

Income Fund assets by the Trustee and the expenses of any collective, common, or commingled fund in which Interest Income Fund assets may be invested pursuant to
Section 8.6 hereof shall be paid from the assets in such collective, common or commingled fund. All management fees, redemption fees and all other expenses of any mutual funds offered as an investment election under the Plan shall be paid from assets in such mutual funds or charged to the Accounts of Participants who elect to invest in such mutual funds. Earnings credited to the Accounts of Participants who shall have elected to invest in the Bond Fund may be net of such charges by the Bond Fund Advisor as shall be provided in the contract with the Bond Fund advisor. All other expenses of administration of the Plan, including brokerage commissions, fees and transfer taxes incurred in connection with the purchase or sale of Company Stock and Associates Stock, fees of Investment Advisors and other expenses charged or incurred by the Trustee shall be borne by the Company and, upon request from time to time, the Company shall reimburse the Trustee for expenses incurred by it; provided, however, that with respect to any of such other expenses of administration of the Plan, the Trustee first shall apply to the payment of expenses the value of any of the assets that shall have been forfeited at any time in accordance with the provisions of
Article X hereof. Taxes, if any, on any Ford Stock Fund Units, Associates Stock Fund Units, Common Stock Fund Units or Bond Fund Units held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Participants' Accounts as the Trustee and the Administration Committee shall determine. When Company Stock is applied to the payment of expenses of the Plan, the Trustee shall use for the payment of such expenses, from the contributions made to the Plan during the month during which such contributions are being paid, an amount equal to the value of such stock as determined pursuant to the provisions of this Section 11.5.

     11.7 Records. The records of the Trustee, the Committee and the several Participating Companies shall be conclusive in respect of all matters involved in the administration of the Plan.

                                       XI-4



     11.8 Participants' Statements, Notices, Etc.

     (a) Participants' Quarterly Statements. As soon as practicable after the end of each calendar quarter of each year, there shall be furnished to each Participant a statement as of the end of each such quarter of such year of the cash value of the investments in his or her Account or Accounts, the contributions made by or on behalf of such Participant during the preceding calendar quarter, the investment elections with respect to such contributions, and such additional information as the Administration Committee shall determine. Such statements shall be deemed to have been accepted by the Participant and his or her beneficiaries designated hereunder as correct unless written notice to the contrary shall be received as the Company shall specify on such statement within 30 days after the mailing of such statement to the Participant.

     (b) Notices, Etc. All notices, statements and other communications from the Trustee or a Participating Employer to an Employee, Participant or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to, or when mailed by first-class mail, postage prepaid and addressed to the Employee, Participant or beneficiary at his or her address last appearing on the books of such Participating Employer.

          All notices, instructions and other communications from an Employee or Participant to the Company or Trustee required or permitted hereunder (including without limitation payroll deduction authorizations, Salary Reduction Agreements and changes and terminations thereof, investment and other elections, requests for withdrawal or loans and designations of beneficiaries and revocation and changes thereof) shall be made in such form and in such manner from time to time prescribed therefor by the Administration Committee.

          From time to time as necessary to facilitate the administration of the Plan and the trust created thereunder, the Company, the Trustee and the Administration Committee shall deliver to each other copies or consolidations of such notices, instructions or other communications in respect of the Plan or such trust as it may receive from Employees, Participants or beneficiaries.

     11.9 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Michigan except to the extent such law is preempted by ERISA.

                                   ARTICLE XII
                                   -----------

                    Termination, Suspension and Modification
                    ----------------------------------------

     12.1 General. The Company, by action of its Board of Directors, may terminate or modify the Plan or suspend the operation of any provision of the Plan, and the Company, as provided in Section 11.2(a) by action of the Vice President - Human Resources, the Vice President and Treasurer, and the Vice President - General Counsel, may modify the Plan or suspend the operation of any provision of the Plan other than provisions relating to the extent of Company Matching Contributions and the offering of Company Stock as an investment election, as provided below in this Article XII.

     12.2 Scope of Action. The Company may terminate the Plan at any time or may at any time or from time to time modify the Plan, in its entirety or in respect of the Employees of one or more of the Participating Companies. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof, in respect of any Employees located in one or more States or countries, if in the judgment of the Administration Committee compliance with the laws of such State or country would involve disproportionate expense and inconvenience to a Participating Employer. Any such modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any such termination, modification or suspension of the Plan may affect Participants in the Plan at the time thereof, as well as future Participants, but may not affect the rights of a Participant as to (a) the continuance of investment, distribution or withdrawal of the cash value of assets in the Account or Accounts of the Participant as of the
effective date of such termination, modification or suspension or (b) the continuance of vesting of such assets attributable to Company Matching Contributions or Earnings thereon. Any termination or modification of the Plan or suspension of any provision thereof shall be effective as of such date as the Company may determine, but not earlier than the date on which the Company shall give notice of such termination, modification or suspension to the Trustee and to the Participating Companies any of the Employees of which are affected thereby.

     12.3 Effect of Termination. Upon any termination or partial termination of the Plan or the complete discontinuance of contributions thereunder, within the meaning of Section 411(d)(3)(A) and (B) of the Code, the cash value of assets in the Account of any affected Employee within the meaning of Section 411(d)(3) of the Code shall be deemed to have vested and shall be nonforfeitable as of the date of such termination, partial termination or complete discontinuance of contributions.

     For purposes of this paragraph, the determination as to whether there is a termination or partial termination of the Plan or a complete discontinuance of contributions thereunder and the date thereof and as to the Employees affected thereby shall be made by the Company provided, however, that such determination shall be in accordance with the applicable provisions of the Code. In determining the applicability of such Code provisions, the Company may rely upon an opinion of counsel.




                                         XII-1

     12.4 Retroactive Amendment. The provisions of Section 12.2 notwithstanding, the Company, by action of its Board of Directors or by action of the Vice President - Human Resources, the Vice President and Treasurer and the Vice President - General Counsel, at any time or from time to time may modify any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of the Board of Directors of the Company or the Vice President - Human Resources, the Vice President and Treasurer and the Vice President - General Counsel, to qualify or maintain the Plan and the Trust Fund established as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code, as now in effect or hereafter amended, or any other applicable provisions of Federal tax laws or other legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

     12.5 Limitations of Effects of Actions. Anything herein to the contrary notwithstanding, no such termination or modification of the Plan or suspension of any provision thereof may diminish the cash value of assets in the Account or Accounts of a Participant as of the effective date of such termination, modification or suspension.

     12.6 Special Rules for Mergers, Consolidations and Asset Transfers. In the event of (a) the acquisition by a Participating Employer or an Affiliated Employer (by purchase, merger or otherwise) of all or part of the assets of another business organization or (b) the employment by a Participating Employer or Affiliated Employer of all or a substantial number of individuals employed in the operations of an employer that is not a Participating Employer or Affiliated Employer, the Plan may accept a transfer of assets from the plan maintained by the employer from whom such assets are acquired or by whom such individuals were employed; provided such plan is a plan qualified under Section 401(a) of the Code (and Section 401(k) of the Code, if applicable) and all assets transferred are allocable to individuals who become employees of a Participating Employer or Affiliated Employer. In the event of (a) the divestiture by a Participating Employer or Affiliated Employer (by sale, merger or otherwise) of all or part of the assets (including interests in business organizations) of such organization or (b) the transfer to an employer that is not a Participating Employer or Affiliated Employer of the employment of individuals employed by a Participating Employer or Affiliated Employer, the Plan may transfer assets on the following conditions. The assets must be transferred to a plan maintained by a successor employer of individuals who are employed by such successor employer in connection with a transaction described in the immediately preceding sentence; the assets transferred must consist of assets attributable to the Account balances under the Plan of such individuals; the amount of assets transferred may not be less than the amount required to comply with Section 414(l) of the Code; and such transfer shall be to a plan that is a plan qualified under Section 401(a) of the Code (and Section 401(k) of the Code, if applicable). The Company may authorize and evidence the authorization of any transfers described above in this section in any instrument executed by duly authorized officers or agents of the Company, including instruments evidencing the transactions described and instruments executed by the officers authorized under Section 11.2 to amend the Plan. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Employee, Participant, former Employee, former Participant, beneficiary or estate eligible under the Plan shall, if the Plan is then terminated, receive a benefit immediately after the merger, consolidation or transfer, which is equal to the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.
                                        XII-2

                                  ARTICLE XIII
                                  ------------

                                 Top-Heavy Rules
                                 ---------------

     If the Plan is or becomes top-heavy in any Plan Year, the provisions of this paragraph shall supersede for such Plan Year any conflicting provision of the Plan. This Plan is top-heavy in any Plan Year if the top-heavy ratio on the determination date for such year for the required aggregation group of plans exceeds 60 percent.

     13.1 Definitions.

          (a)  Top-heavy ratio:

               (i) The top-heavy ratio is a fraction, the numerator of which is the sum of account balances for all key employees under the defined contribution plans of the Company and affiliates and the present value of accrued benefits for all key employees under the defined benefit plans of the Company and affiliates, and the denominator of which is the sum of the account balances for all participants under the defined contribution plans of the Company and affiliates and the present value of accrued benefits for all participants under defined benefit plans of the Company and affiliates. Both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the determination date and any contribution due but unpaid as of the determination date.

               (ii) For purposes of (i) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent determination date. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year or (2) who has not been credited with at least one hour of service at any time during the five- year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.

               (iii)Solely for the purpose of  determining  if the Plan,  or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under

                    (a) the method, if any, that uniformly applies for

                                     XIII-1



                    accrual purposes under all plans maintained by the Company and affiliates, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of
                    Section 411(b)(1)(C) of the Code.

               (b) Required aggregation group of plans: (i) each qualified plan of the Company or an affiliate in which at least one key employee participates, (ii) any other qualified plan of the Company or an affiliate which enables a plan described in
                    (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code, and (iii) any qualified plan which may have been terminated in the past 5 years.

               (c) Key employee: A key employee as defined in Section 416(i)(1)of the Code is any Employee or former Employee who at any time during the Plan Year containing the determination date or the four preceding Plan Years is or was:

                    (1) an officer of the Company having annual compensation for such Plan Year in excess of 50% of the dollar limit in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends;

                    (2) an owner for (or considered as owning within the meaning of Section 318 of the Code) both more than a 1/2 percent interest as well as one of the ten largest interests in the employer and having annual compensation greater than the dollar limit in effect under Section 415(c)(1)(A) of the Code for the year;

                    (3)  a five percent owner of the Company; or

                    (4) a one percent owner of the Company who has annual compensation of more than $150,000.

                    For purposes of determining five-percent and one-percent owners, neither the aggregation rules nor the rules of Subsections (b), (c) and (m) of Section 414 of the Code apply. Beneficiaries of an Employee acquire the character of the Employee and inherited benefits retain the character of the benefits of the Employee.

               (d) Present value: Present value shall be based on the interest and mortality rates used to determine actuarial equivalence under the defined benefit plans.

               (e) Determination date: The determination date is the last day of the preceding Plan Year.

               (f) Valuation Date: The valuation date is the last day of the preceding Plan Year.



                                     XIII-2


     13.2      Minimum Allocation.

               (a) Except as otherwise provided in (c) and (d) below, the employer contributions and forfeitures allocated on behalf of any Participant who is not a key employee shall not be less than three percent of such Participant's compensation, or if less than three percent, the percentage at which contributions are made under the Plan for the year for the key employee for whom such percentage is the highest for the year. The percentage at which contributions are made for a key employee shall be determined by dividing the contributions for and forfeitures allocated on behalf of any such employee by so much of his or her total compensation for the year as does not exceed $150,000. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

               (b)  For   purposes  of   computing   the   minimum   allocation,
                    compensation will equal the wages reported on the employee's Form W-2 from the Company for the year.

               (c)  The   provision   in  (a)  above  shall  not  apply  to  any
                    participant who was not employed by the Company or an affiliate on the last day of the Plan Year.

               (d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Company or an affiliate and the Company or affiliate has provided that the minimum benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

     13.3 Nonforfeitability. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

     13.4 Compensation Limitation. For any Plan Year in which the Plan is top-heavy, only the first $150,000 (or such larger amount as may be prescribed by the Secretary or his or her delegate) of a Participant's annual compensation shall be taken into account for purposes of determining employer contributions under the Plan.

     13.5 Vesting. For any Plan Year in which this Plan is top-heavy, an employee who has completed at least three years of service with the Company or a subsidiary or affiliate will have a nonforfeitable right to 100% of his or her account balance attributable to Company


                                           XIII-3



               contributions. This minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this subparagraph does not apply to the account balances of any employee who does not have an hour of service after the Plan has initially become top-heavy and such employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this subparagraph.

     13.6 Combined Limitation. For any Plan Year in which this plan is top-heavy, the limitation in Section 3.4(e)(7) hereof shall be computed by substituting the number 1.0 for the number 1.25 wherever the latter numberappears in that section.

                                     XIII-4

                                   ARTICLE XIV
                                   -----------

                          Designation of Beneficiaries
                          ----------------------------


     14.1 General. The provisions of this Article XIV apply to any Participant who has an Account by reason of his or her employment with an entity that is or was a Participating Employer or by reason of a Qualified Domestic Relations Order (within the meaning of Section 414(p)of the Code) and not to an individual who may claim to be a Participant by reason of being a beneficiary of such a Participant. Except as is provided in Section 14.2 hereof, a Participant may file in such manner and in such form and at such time as the Administration Committee shall specify a written designation of a beneficiary or beneficiaries (subject to such imitations as to the classes and numbers of beneficiaries and contingent beneficiaries as the Administration Committee from time to time may prescribe) to receive the cash value of assets in the Account or Accounts of such Participant in the Plan. Except as is provided in Section 14.2 hereof, a Participant may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition. Except as provided in Section 14.2 hereof, a Participant who has not designated a beneficiary or whose designated beneficiary has predeceased the Participant shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who are entitled in the event of the Participant's death to receive the proceeds unde the Company's Group Life Insurance Plan if the Participant is covered under such Plan at the date of his or her death.

     14.2 Married Participants. A married Participant shall be deemed to have designated his or her surviving spouse as beneficiary to receive the cash value of assets in such Participant's Account or Accounts under the Plan unless such Participant shall have filed with the Company a written designation of a different beneficiary pursuant to Section 14.1 hereof together with the written consent of the spouse to such designation, witnessed by a Plan representative or a notary public.
















                                    XIV-1

                                   ARTICLE XV
                                   ----------

                          Employee Stock Ownership Plan
                          -----------------------------

     15.1 Description of ESOP. The Employee Stock Ownership Plan ("ESOP") established in the Plan effective January 1, 1989 shall consist of all the shares of Company Stock in the Plan at any time and from time to time including all the shares allocated to Participants' Accounts, forfeited shares and shares held in the suspense account as hereinafter described and all assets attributable to contributions made after December 31, 1988.

     15.2 ESOP Trustee. The trustee of the ESOP shall be the Trustee of the Plan or such other qualified organization as the Company shall select (the "Trustee of the ESOP"). The Trustee of the of the Plan and the Trustee of the ESOP shall hold, invest, transfer and distribute the shares of Company Stock and all other assets in the ESOP in accordance with the provisions of this Article XV and the Plan. In the event the Company selects an organization other than the Trustee of the Plan to be Trustee of the ESOP, their duties under the ESOP shall be allocated between them as hereinafter provided or in accordance with the provisions of the trust agreements appointing such Trustee of the Plan and Trustee of the ESOP.

     15.3  Borrowing on Behalf of ESOP.

          (i) The Trustee of the ESOP shall borrow on behalf of the ESOP an amount not exceeding the amount of dividends estimated by the Trustee of the ESOP, after consultation with the Trustee of the Plan and the Treasurer of the Company, to be paid on Company Stock held continuously since January 1, 1989 in the ESOP in such period succeeding such borrowing by the Trustee as the Trustee shall select, subject to a guarantee by the Company of payment of any such loan. The loan shall provide for a reasonable rate of interest, shall be for a definite period of time, and shall be without recourse against the Plan.

          (ii) The Trustee of the ESOP shall borrow on behalf of the ESOP an amount to be used to acquire Company Stock in connection with the Company's obligation to make Pre-Tax Contributions or Company Matching Contributions, as directed by the Company, subject to a guarantee by the Company of payment of any such loan. The loan shall provide for a reasonable rate of interest, shall be for a definite period of time, and shall be without recourse against the Plan.

          (iii) The Trustee of the ESOP is authorized to borrow such amounts from such persons, including the Company, as the Trustee of the ESOP shall determine. The loan shall provide for repayment within such period succeeding such loan as the Trustee of the ESOP shall have selected, and shall be payable on such other terms as the Trustee of the ESOP in its sole discretion shall determine.

          (iv) The proceeds of any such loan shall be used by the Trustee of the ESOP to purchase within a reasonable period of time shares of Company Stock in accordance with the provisions of Section 9.2 hereof and as directed by the Company. The Trustee of the ESOP is authorized to pledge such Stock as security for the payment of such loan.

                                      XV-1
     15.4 Suspense Account. The Trustee of the ESOP shall hold loan proceeds and shares of Company Stock so purchased in the Plan in a suspense account for each loan unallocated until such time as all or part of the related loan and interest thereon is paid as hereinafter provided. The Trustee of the ESOP shall vote shares of Company Stock in the suspense account in its discretion, notwithstanding the provisions of Section 9.3.

     15.5 Application of Dividends. The Trustee of the Plan and the Trustee of the ESOP shall apply dividends paid on Company Stock held in the ESOP with respect to which a loan was taken, including shares held in the Ford Stock Fund, to payment of such loan made in accordance with Section 15.3 hereof and interest thereon.

     In the event that such dividends paid on Company Stock are not sufficient to enable the Trustee of the ESOP to make any payment on such loan , the Trustee of the ESOP shall sell shares of Company Stock held in the suspense account in an amount necessary to permit such payment provided, however, that the Company may elect to make an additional contribution to the Plan in an amount sufficient to enable the Trustee of the ESOP to make all or part of such payment without selling shares of Company Stock held in the suspense account.

     In the event that such dividends paid on Company Stock and the amount realized from the sale of Company Stock held in the suspense account are not sufficient to enable the Trustee of the ESOP to make any payment on such loan, the Company shall make an additional contribution to the Plan by making payment to the Trustee of the ESOP in an amount sufficient to enable the Trustee of the ESOP to make such payment or shall pay such amount to the lender.

     15.6 Release of Shares from Suspense Account. The shares held in the suspense account shall be released from the suspense account to the Trustee of the Plan in an amount that bears the same ratio to the total number of shares in the suspense account as the amount of principal and interest paid on the loan bears to the total amount of principal and interest outstanding. The Trustee of the Plan shall allocate such shares so released to the Ford Stock Fund and the Accounts of Participants as if the dividends paid on Company Stock with respect to shares held in the Ford Stock Fund had been used to acquire shares of Company Stock in the open market on the last day of the month preceding the date such shares are released from the suspense account.

     To the extent that the number of shares released from the suspense account at any time is less than the number that would be required for allocation to the Ford Stock Fund if the dividends paid on Company Stock had been used to acquire shares of Company Stock in the open market at the closing price on the New York

Stock Exchange on the dividend payment date, the Company shall make an additional contribution to the Plan in an amount sufficient to permit the Trustee of the ESOP to acquire additional shares so that the value at the closing price on the dividend payment date of the shares released to the Trustee of the Plan plus cash, if any, shall equal the dividends paid by the Trustee of the Plan with respect to Company Stock to the Trustee of the ESOP.

     To the extent that the number of shares released from the suspense account at any time is greater than the number that would be required if the dividends paid on Company Stock had been used to acquire shares of Company Stock in the open market , the excess shall be held by the Trustee of the ESOP and released at


                                      XV-2
the end of the calendar year to the Trustee of the Plan for an addition to the Ford Stock Fund and allocation of additional units in the Ford Stock Fund to the Accounts of Participants in an amount proportional to the number of Ford Stock Fund units in their Accounts.

     15.7 Application of Pre-Tax Contributions or Company Matching Contributions. The Trustee of the Plan and the Trustee of the ESOP shall apply Pre-Tax Contributions or Company Matching Contributions to the repayment of any loan described in Section 15.3(ii) and release from the suspense account for allocation, in accordance with Section 3.6, a number of shares of Company Stock equal in value as of the time of release to the Pre-Tax Contributions or Company Matching Contributions delivered to the Trustee of the ESOP. In the event that contributions for loans described in 15.3(ii) above are insufficient to pay any outstanding loan balance, the Company shall make an additional contribution to pay such insufficient amount. In the event that after the loan is repaid in full there are shares of Company Stock remaining in the suspense account, those shares shall be allocated in accordance with the provisions of the last paragraph of Section 15.6.

     15.8 Limitation on Contributions for Highly Compensated Employees. Contributions to the ESOP for any Eligible Employee who is a highly compensated employee shall be limited to the extent required under the principles described in Section 3.4 hereof with respect to After-Tax Contributions and Pre-Tax Contributions.

     15.9 Administration Committee Authority. The Administration Committee is authorized to make such adjustments in the administration of the Plan and the ESOP as it deems necessary, appropriate or desirable to carry out the purposes and intents of this Article XV.

     15.10 Sale of Company Stock in Suspense Account. In the event that any or all of the tax benefits available under the tax laws on the effective date hereof are restricted or eliminated, as determined by the Company, the Trustee of the ESOP is authorized upon direction by the Company to sell upon such terms, at such times and to such persons, as the Trustee of the ESOP in its sole discretion shall determine, any or all of the shares of Company Stock in the suspense account and to use the proceeds of such sale to pay all or part of the loan balance outstanding, together with interest thereon. Any excess shares in the suspense account at such time shall be allocated as provided in subparagraph 7 hereof.

                                   ARTICLE XVI
                                   -----------

           Conditions on Participation of Subsidiaries of the Company
           ----------------------------------------------------------


     The consent of the Company to the participation in the Plan of any Subsidiary of the Company may be conditioned upon such provisions as the Company may prescribe including, without limitation, conditions as to (a) the instruments to be executed and delivered by such Participating Employer to the Trustee, (b) the extent to which the Company shall act as representative of such Participating Employer under the Plan, (c) the rights of such Participating Employer to withdraw from participation in the Plan and the effect of such withdrawal upon the participation and Accounts in the Plan of employees of such Participating Employer, and (d) reimbursement of the Company on account of Company Matching Contributions. A Defined Contribution Plan maintained by a subsidiary that is treated as a single employer with the Company pursuant to Subsections 414(b), (c) and (m) of the Code may be merged with the Plan and the assets of any plan maintained by such a Subsidiary may be transferred to a Trust under this Plan in accordance with the provisions of any acquisition, merger or similar instrument executed by duly authorized officers or agents of the Company or pursuant to any other duly authorized Corporate instrument.

                                      XVI-1


              FORD MOTOR COMPANY SAVINGS AND STOCK INVESTMENT PLAN
                                       FOR
                               SALARIED EMPLOYEES

                                   Appendix A
                             Additional Mutual Funds

   Income Funds:                                  International Funds:
   Fidelity International Bond Fund               Fidelity Canada Fund
   Fidelity Government Securities Fund            Fidelity Europe Fund
   Fidelity Investment Grade Bond Fund            Fidelity International Growth and
   Fidelity New Markets Income Fund                  Income Fund
   Scudder Income Fund                            Fidelity Pacific Basin Fund
   T. Rowe Price High Yield Fund                  Fidelity Worldwide Fund
   T. Rowe Price Spectrum Income Fund             Scudder Greater Europe Growth Fund
                                                  Scudder International Fund
                                                  Scudder Japan Fund
   Growth and Income Funds:                       T. Rowe Price International
   Fidelity Balanced Fund                            Discovery Fund
   Fidelity Equity-Income Fund                    T. Rowe Price International Stock
   Fidelity Fund                                     Fund
   Fidelity Global Balanced Fund                  T. Rowe Price Latin America Fund
   Fidelity Growth & Income Portfolio             T. Rowe Price New Asia Fund
   Fidelity Puritan Fund
     Vanguard International Value Fund
   Fidelity Real Estate Investment
     Portfolio
   Fidelity Utilities Fund
   Scudder Growth & Income Fund                   Asset Allocation Funds:
   T. Rowe Price Spectrum Growth Fund             Vanguard LIFEStrategy -
   Vanguard Trust - 500 Portfolio                      Conservative Growth Portfolio
   Vanguard Index Trust - Value                   Vanguard LIFEStrategy - Moderate
     Portfolio                                       Growth Portfolio
                                                  Vanguard LIFEStrategy - Growth
                                                     Portfolio
   Growth Funds:
   Domini Social Equity Fund
     (effective April 1, 2000)
   Fidelity Capital Appreciation Fund
   Fidelity Dividend Growth Fund
   Fidelity Growth Company Fund
   Fidelity Retirement Growth Fund


   Fidelity Small Cap Selector
   Fidelity Stock Selector
   Fidelity Trend Fund
   Fidelity Value Fund
   Scudder Global Fund
   Scudder Global Discovery Fund
   T. Rowe Price New Era Fund
   T. Rowe Price New Horizons Fund
   Vanguard Explorer Fund
   Vanguard Index Trust - Growth
     Portfolio

              FORD MOTOR COMPANY SAVINGS AND STOCK INVESTMENT PLAN
                                       FOR
                               SALARIED EMPLOYEES

                                   Appendix B
                 Participating Employers As of December 1, 1999

                             Ford Motor Company
                             Ford Motor Credit Company
                             AAI Employee Services Company, L.L.C.
                             Ford Global Technologies, Inc.
                             Ford Electronics & Refrigeration Company
                             American Road Services
                             Ford Automotive Components Operations, Inc.
                             Ford International Business Development, Inc. Ford Motor Land Services Corporation